UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

OMNICARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 24, 2011

The Annual Meeting of Stockholders of Omnicare, Inc. (the “Company”) will be held at The Embassy Suites-RiverCenter, 10 East RiverCenter Boulevard, Covington, Kentucky, on Tuesday, May 24, 2011 at 9:00 a.m. local time.  The purpose of the Annual Meeting is to consider and act upon:

(1)	the election of five Directors proposed by the Company;

(2)
an advisory vote on the compensation of the Company’s named executive officers, as described under the section captioned “Compensation Discussion and Analysis” on pages 13 to 23 of this Proxy Statement;

(3)	an advisory vote on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers;

(4)	the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2011; and

(5)	any other business as may properly be brought before the meeting.

Only stockholders of record at the close of business on April 1, 2011 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

Whether or not you plan to attend the meeting, please vote your shares by phone, via the Internet or sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience.  No postage is required if it is mailed in the United States.

                      By Order of the Board of Directors

                      ALEXANDER M. KAYNE
                      General Counsel and Secretary

Covington, Kentucky
April 22, 2011

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE YOUR SHARES BY FOLLOWING THE VOTING INSTRUCTIONS IN THE ENCLOSED PROXY.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Stockholders Entitled to Vote	1
Proxies and Voting Procedures	1
Revocation of Proxies	2
PROPOSAL NO. 1: ELECTION OF DIRECTORS	3
Nominees	3
GOVERNANCE OF THE COMPANY AND BOARD MATTERS	6
Corporate Governance Guidelines	6
Independent Directors	6
Committees of the Board, Committee Charters and Meetings	7
Selection of Nominees for the Board	8
Mandatory Retirement Policy	9
Code of Ethics	9
Private Sessions of Non-Management Directors	9
Board Leadership Structure	10
Risk Oversight	10
Compensation and Risk Management	10
Contacting the Board	10
Director Compensation	11
Stock Ownership Guidelines for Directors	12
COMPENSATION DISCUSSION AND ANALYSIS	13
Executive Summary	13
Compensation Program Objectives	14
Overview of Compensation Program	14
Compensation Program Design	16
Base Salary	16
Incentive-Based Compensation	17
Stock Ownership Guidelines for Executives	22
Pension Plans and Non-Qualified Deferred Compensation	22
Perquisites and Other Benefits	22
Employment Agreements	23
Deductibility of Executive Compensation	23
REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE	24
SUMMARY COMPENSATION TABLE	25
2010 GRANTS OF PLAN-BASED AWARDS	28
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	30
OPTIONS EXERCISED AND RESTRICTED STOCK VESTED	34
PENSION BENEFITS	34
The General Pension Plan	35
Non-Qualified Pension Plan	36

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NON-QUALIFIED DEFERRED COMPENSATION	37
Non-Qualified Savings Plan	37
Omnicare, Inc. Rabbi Trust Deferred Compensation Plan	38
PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	39
EMPLOYMENT AGREEMENTS	42
Mr. Workman	42
Ms. Kinerk	42
Mr. Stamps	43
Mr. Finn	43
Mr. Shelton	44
Mr. Gemunder	44
Mr. Keefe	44
Ms. Hodges	45
EQUITY AWARDS	45
RETIREMENT PLANS	45
SPLIT-DOLLAR INSURANCE AGREEMENTS	45
TRANSACTIONS WITH RELATED PERSONS	46
Certain Relationships and Transactions	46
Procedures for Approval of Related Party Transactions	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
Persons Beneficially Owning More than Five Percent of Outstanding Common Stock of the Company	47
Common Stock Ownership by Directors and Executive Officers	48
PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	50
PROPOSAL NO. 3: ADVISORY VOTE ON FREQUENCY OF HOLDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	51
LEGAL MATTERS	52
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD	53
PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54
Audit and Compliance Committee Pre-Approval Policies and Procedures	54
Fees and Services of Independent Registered Public Accounting Firm	54
Vote on Ratification of Appointment	55
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING	56
Stockholder Proposal Intended for Inclusion in the 2012 Proxy Statement	56
Stockholder Nomination of a Candidate for Election as a Director	56
Advance Notice of Business for 2012 Annual Meeting	56

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CORPORATE SECRETARY ADDRESS FOR NOTICES AND REQUESTS	57
OTHER MATTERS	57
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2011	57
EXPENSES OF SOLICITATION	57

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OMNICARE, INC.
100 East RiverCenter Boulevard
Covington, Kentucky 41011

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of Omnicare, Inc. (the “Company” or “Omnicare”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 24, 2011, and any postponement or adjournment of the meeting (the “Annual Meeting”).

 Stockholders Entitled to Vote

Stockholders of record as of the close of business on April 1, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting.  As of the Record Date, the Company had outstanding 115,944,383 shares of its common stock, par value $1 per share (“Common Stock”), having one vote per share.

 Proxies and Voting Procedures

Many stockholders may not be able to attend the Annual Meeting and, therefore, may need to be represented by proxy.  In lieu of voting in person at the Annual Meeting, stockholders of record and participants in the Company’s 401(k) plan may vote using one of three alternative methods:  (1) by completing the proxy card and mailing it back in the prepaid envelope; (2) via the Internet by going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card; or (3) over the telephone by dialing 1-800-690-6903 and following the instructions for telephone voting on the proxy card.  If your shares are held in “street name,” through a bank, broker or nominee, please follow the instructions you receive from your bank, broker or nominee to vote your shares.

To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary.  Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal.  Abstentions from voting on any proposal will not be treated as votes cast on such proposal but will be included as shares present at the Annual Meeting.  If your shares of Common Stock are held by a broker, the broker will ask you how you want your shares to be voted at the Annual Meeting.  If you give the broker instructions, your shares must be voted as you direct.  If you do not give instructions, one of two things can happen, depending upon the type of proposal.  For some routine proposals, such as the ratification of the appointment of the independent public accounting firm, the broker may vote your shares at its discretion.  But for other proposals, such as the election of members of the Board (each such member, a “Director”), the advisory vote on compensation of the Company’s named executive officers and the advisory vote on the frequency of holding such an advisory vote on compensation of the Company’s named executive officers, the broker may not vote your shares at all.  When that happens, it is called a “Broker Nonvote.”  Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue.  Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting.  Please note that an uncontested election of directors, the advisory vote on compensation of the Company’s named executive officers and the advisory vote on the frequency of holding such an advisory vote on compensation of the Company’s named executive officers are not considered to be routine matters, and your broker may not vote your shares on such matters if you have not given your broker specific instructions as to how to vote.  Please be sure to give specific instructions to your broker so your vote can be counted.  In the election of Directors, the advisory vote on compensation of the Company’s named executive officers and the advisory vote on the frequency of holding such an advisory vote on compensation of the Company’s named executive officers, abstentions and Broker Nonvotes, if any, will not count as “votes cast” and will therefore have no effect on the outcome of the vote.  Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein.  In the absence of contrary instructions, shares represented by properly executed proxies will be voted to (1) elect as Directors the five persons named below, (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers, (3) to approve, on an advisory basis, the holding of an advisory vote on the compensation of the Company’s named executive officers every year, and (4) to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2011.

This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 22, 2011.

 Revocation of Proxies

A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Corporate Secretary of the Company at the address set forth below under the caption “Corporate Secretary Address for Notices and Requests,” by delivering a duly executed proxy bearing a later date, voting again by telephone or the Internet according to the instructions on the enclosed proxy card, or by voting in person at the Annual Meeting.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Directors are elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified.  Upon the recommendation of the Compensation, Nominating and Governance Committee of the Board (the “Compensation, Nominating and Governance Committee”), the Board has nominated for election as Directors at the Annual Meeting the five persons named below, each of whom is currently a Director.  John T. Crotty, currently a Director, has reached the mandatory retirement age for Directors set forth in the Company’s Corporate Governance Guidelines and is not standing for re-election at the Annual Meeting.  Consequently, in accordance with the Company’s Fourth Amended and Restated By-Laws (the “By-Laws”), the Board by resolution has set the size of the Board at five members effective as of the date of the Annual Meeting.

A stockholder may nominate a candidate for election as a Director if the stockholder provides timely proper written notice of the nomination to the Corporate Secretary of the Company in advance of the meeting, as more fully set forth below under the caption “Stockholder Proposals for 2012 Annual Meeting—Stockholder Nomination of a Candidate for Election as a Director.”  The Board will also consider candidates recommended by stockholders if the recommendation is made in accordance with the procedures set forth below under the caption “Governance of the Company and Board Matters—Selection of Nominees for the Board.”

The By-Laws provide for a majority voting standard for the election of Directors in uncontested elections.  The By-Laws provide that in uncontested elections such as that being conducted this year, a Director will be elected by a “majority of the votes cast.”  A “majority of votes cast” means that the number of shares voted “for” a Director exceeds the number of votes cast “against” that Director.  In an election that is not contested, if a Director does not receive a majority of the votes cast for his or her election, as determined based upon the certified election results, the Director will promptly tender his or her resignation to the Board for consideration by the Compensation, Nominating and Governance Committee.  The Compensation, Nominating and Governance Committee will promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to such tendered resignation.  The Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.

The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held.  However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board and for the remaining nominees (except in the case of abstentions with respect to the election of Directors).

 Nominees

John G. Figueroa Director since 2011 Age: 48
Mr. Figueroa was appointed Chief Executive Officer of the Company on January 1, 2011.  Prior to joining the Company, Mr. Figueroa served as President of the U.S. Pharmaceutical Group at McKesson Corporation (“McKesson”) from 2006 through 2010.  He also previously held a number of positions at McKesson, including President of National Account Sales and Packaging and Senior Vice President of the Southwest Region.  Prior to joining McKesson, Mr. Figueroa spent seven years at Baxter Healthcare Corporation where he held several executive positions.  Mr. Figueroa also has served as an officer in the United States Army.  Mr. Figueroa is a member of the board of directors of Reliance Steel & Aluminum Co.

Mr. Figueroa brings to the Board nearly 20 years of diverse experience in the healthcare industry.  As President and Chief Executive Officer, he is the only member of management serving on the Board, thereby providing the Board with management’s perspective on the Company’s business, operating environment and strategic direction.  Mr. Figueroa also has strong operational expertise, significant pharmaceutical sales managerial experience and a broad knowledge of the healthcare industry.

Steven J. Heyer Director since 2008 Age: 58
Mr. Heyer is currently the Chairman of Harry & David Holdings, Inc., founder of Avra Kehdabra Animation LLC, and Chairman of Next 3D, Inc., a software company.  Mr. Heyer previously served as the Chief Executive Officer of Harry & David from February 2010 until February 2011.  In March 2011, Harry & David Holdings, Inc. filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code and is in the midst of the restructuring process.  Mr. Heyer was the Chief Executive Officer of Starwood Hotels & Resorts Worldwide from October 2004 until April 2007.  He also served as a director of Starwood until April 2007.  Prior to joining Starwood, he was President and Chief Operating Officer of The Coca-Cola Company from 2002 to September 2004.  From 1994 to 2001, Mr. Heyer was President and Chief Operating Officer of Turner Broadcasting System, Inc. and a member of AOL Time Warner’s Operating Committee.  Previously, Mr. Heyer was President and Chief Operating Officer of Young & Rubicam Advertising Worldwide, and before that spent 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner.  Mr. Heyer is a member of the board of directors of Lazard Ltd. and Lazard Group and he was appointed lead director of Lazard Ltd. in November 2009.  He is also a member of the board of directors of the National Collegiate Athletic Association.

Mr. Heyer brings considerable expertise to the Board gained through a variety of leadership positions across diverse industries, particularly broadcast media and consumer products and services.  He thus brings to the Board broad perspectives on business matters, particularly in the areas of marketing and strategic positioning of products and services.  Moreover, his service as lead director on the board of directors of another public company gives him additional perspectives on business, financial and executive compensation matters.

Andrea R. Lindell, Ph.D., RN Director since 1992 Age: 67
Dr. Lindell is Professor Emeritus of the College of Nursing Academic Health Center at the University of Cincinnati, a position she has held since January 2011.  Dr. Lindell served as Dean and a Professor of the College of Nursing from December 1990 to December 2010.  Dr. Lindell has also served as Associate Senior Vice President for Academic Health Affairs at the University of Cincinnati.  From 1998 to January 2008, she held the position of Associate Senior Vice President of the University of Cincinnati Medical Center.  From September 1994 to June 2002, she also held an additional position as Interim Dean of the College of Allied Health Sciences at the University of Cincinnati.  From August 1981 to August 1990, Dr. Lindell served as Dean and a Professor of the School of Nursing at Oakland University, Rochester, Michigan.  In addition, from September 1977 until August 1981, Dr. Lindell also held the position of Chair, Department of Nursing, of the University of New Hampshire.  Dr. Lindell is a director of Chemed Corporation.

In addition to her extensive background in nursing and the development of the nursing profession, Dr. Lindell brings the perspective of a credentialed medical professional to the Board.  As former Dean and Professor of the College of Nursing at the University of Cincinnati, Dr. Lindell offers demonstrated leadership ability and extensive knowledge of the healthcare industry and related educational/academic affairs as well as expertise in enterprise budgeting, human resource management and strategic planning.  Moreover, her service on the board of directors of another public company also brings additional perspectives on business and operational matters.

James D. Shelton Director since 2008 Age: 57
Mr. Shelton is the non-executive Chairman of the Board of Directors of the Company and has held this position since January 2011.  Mr. Shelton served as Interim President and Chief Executive Officer of the Company from August 2010 through December 2010.  Mr. Shelton is also Chairman of the Board of LHP Hospital Partners, Inc. (“Legacy”).  Prior to holding his current position at Legacy, Mr. Shelton served as Chairman of the Board, President and Chief Executive Officer of Triad Hospitals, Inc. from May 1999 until the organization was sold in 2007.  Mr. Shelton also serves as a Senior Advisor to CCMP Capital Advisors, LLC.  Mr. Shelton is a director of Ventas, Inc.

Mr. Shelton gained valuable insight into the day-to-day operations of the Company during his tenure as Interim President and Chief Executive Officer of the Company.  As former Chairman and Chief Executive Officer of another public healthcare company, Mr. Shelton brings extensive leadership, operational and financial experience in the healthcare industry.  In addition, as the Chairman of the board of directors of Legacy and Optimal IMX, a privately held radiology services company, a member of the board of directors of Wake Forest University Health Science Center and a director of another public healthcare company, Mr. Shelton has a unique perspective to offer the Company on healthcare technology and other healthcare-related issues.  Mr. Shelton’s work experience and membership on the boards of directors of companies, both inside and outside of the healthcare industry, as well as his prior service as Interim President and Chief Executive Officer of the Company, gives Mr. Shelton insight into corporate governance matters and the relationship between boards and management, which positions him well to serve as non-Executive Chairman of the Board.

Amy Wallman Director since 2004 Age: 61
Ms. Wallman is a retired audit partner with Ernst & Young International, a position she held from 1984 to July 2001.  From 1995 to 2001, she also served as Health Care Industry Leader in Ernst & Young’s healthcare practice based in New York, New York.

Given her extensive career in accounting at one of the world’s largest accounting firms, Ms. Wallman brings not only demonstrated skills, but significant experience in the accounting, auditing and financial reporting functions.  Over the course of her career, Ms. Wallman advised companies in various industries, including manufacturing, financial services and retail, ultimately developing specific expertise in healthcare.

Proxies submitted without direction pursuant to this solicitation will be voted “FOR” each of the Director nominees named above.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

GOVERNANCE OF THE COMPANY AND BOARD MATTERS

 Corporate Governance Guidelines

The Board first adopted the Company’s Corporate Governance Guidelines (the “Guidelines”) in May 2004.  The Guidelines reflect the principles by which the Company operates.  The Guidelines provide that the Board is elected by the stockholders to provide oversight and guidance to senior management with a view to increasing stockholder value over the long term and that the core responsibility of the Board is to exercise its fiduciary duties to act in the best interests of the Company and its stockholders.  The Guidelines cover various topics, including, but not limited to, Director independence, Board and committee composition, mandatory Board retirement, Board operations, Director compensation and leadership development.  The Compensation, Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines.  A copy of the Guidelines is available at the Company’s website (www.omnicare.com) and may also be obtained upon request from the Company’s Corporate Secretary.

 Independent Directors

The Guidelines provide that a majority of the members of the Board must be “independent” under the criteria set forth in the New York Stock Exchange (“the NYSE”) listing standards and require the Board to affirmatively determine on an annual basis as to each Board member whether he or she is independent.  The criteria for determining independence set forth in the NYSE listing standards are the same categorical standards the Board and the Compensation, Nominating and Governance Committee use in determining independence.

Pursuant to the NYSE listing standards for determining those Directors that are independent, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).  In addition:

(i) A Director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.  Employment as an interim Chairman or Chief Executive Officer shall not disqualify a Director from being considered independent following that employment.

(ii) A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation.  Compensation received by a Director for former service as an interim Chairman or Chief Executive Officer need not be considered in determining independence under this test.  Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

(iii)(A) A Director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a Director who has an immediate family member who is a current partner of such a firm; (C) a Director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a Director who was, or whose immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time, is not “independent.”

(iv) A Director who is employed, or whose immediate family member is employed, as an executive officer of another company for which any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v) A Director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board and the Compensation, Nominating and Governance Committee undertake a review of Director independence each year and have completed such a review in preparation for the Annual Meeting.  During the review, the Board and the Compensation, Nominating and Governance Committee considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the caption “Transactions with Related Persons—Certain Relationships and Transactions” below.  The Board and the Compensation, Nominating and Governance Committee also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board and the Compensation, Nominating and Governance Committee have affirmatively determined that, under the Guidelines and the NYSE listing standards, the following Directors, constituting a majority of the Directors nominated for election at the Annual Meeting, are independent of the Company and its management:  Messrs. Heyer and Shelton, Dr. Lindell and Ms. Wallman.  For additional information, see “Transactions with Related Persons—Certain Relationships and Transactions.”

 Committees of the Board, Committee Charters and Meetings

In 2010, the Board had standing the Audit Committee, the Compensation and Incentive Committee (the “Compensation Committee”) and the Nominating and Governance Committee (the “Nominating Committee”).  All of the committees were comprised in 2010 (and continue to be comprised) solely of Directors who are independent within the meaning of the Guidelines and the NYSE listing standards.  Effective as of January 1, 2011, the Board combined the Compensation Committee and the Nominating Committee into a single Compensation, Nominating and Governance Committee, which possesses the combined powers and duties of each of the Compensation Committee and Nominating Committee.  Also effective as of January 1, 2011, the Board expanded the powers and duties of the Audit Committee to include legal and regulatory compliance-related functions, and renamed the Audit Committee as the Audit and Compliance Committee.  These compliance-related functions are in addition to those performed by a compliance committee maintained by the Company, which is chaired by the Company’s Chief Compliance Officer, and consists of a member of the Board (currently Ms. Wallman), senior management, the Company’s general counsel and other financial, operating and human resources personnel.  The charters for the Audit and Compliance Committee and the Compensation, Nominating and Governance Committee are available at the Company’s website (www.omnicare.com) and copies may also be obtained upon request from the Company’s Corporate Secretary.  The table below shows current membership for each of the committees.

Director	Audit and Compliance	Compensation, Nominating and Governance
John G. Figueroa
John T. Crotty(a)	✓	✓
Steven J. Heyer		Chair
Andrea R. Lindell	✓	✓
James D. Shelton	✓	✓
Amy Wallman(b)	Chair

(a)
As discussed above, John T. Crotty has reached the mandatory retirement age for Directors set forth in the Company’s Corporate Governance Guidelines and will retire from the Board and any Board committees of which he is a member immediately prior to the Annual Meeting.

(b)
The Board determined that Ms. Wallman is qualified and was designated as an audit committee financial expert within the meaning of the regulations of the United States Securities and Exchange Commission (the “SEC”), and the Board has determined that she has relevant accounting and related financial management expertise within the meaning of the listing standards of the NYSE.  The Board and the Compensation, Nominating and Governance Committee have also affirmatively determined that, under the Guidelines and the NYSE listing standards, Ms. Wallman is independent of the Company and its management.

Audit and Compliance Committee.  Under its charter, the Audit and Compliance Committee has sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors.  The Audit and Compliance Committee reviews and approves in advance all audit, audit-related and non-audit services performed by the independent auditors (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended).  The Audit and Compliance Committee also has general oversight of the Company’s compliance with the legal and regulatory requirements of the Company’s business operations and business ethics policies, and oversees the Company’s compliance program.  The Audit and Compliance Committee meets with the Company’s management regularly to consider the adequacy of the Company’s internal audit and compliance controls and financial reporting process and the reliability of the Company’s financial reports to the public.  The Audit and Compliance Committee also meets with the independent auditors and with the Company’s financial personnel and internal auditors and compliance personnel regarding these matters.  Both the Company’s independent auditors and the internal auditors and compliance personnel meet regularly with the Audit and Compliance Committee in private and have unrestricted access to the Audit and Compliance Committee.  The Audit and Compliance Committee examines the independence and performance of the Company’s independent auditors and compliance personnel as well as the performance of the Company’s internal audit and compliance functions.  In addition, among its other responsibilities, the Audit and Compliance Committee reviews the Company’s critical accounting and compliance policies and the Company’s annual and quarterly reports on Forms 10-K and 10-Q, respectively.  See “Report of the Audit and Compliance Committee of the Board” for additional information.

Compensation, Nominating and Governance Committee.  Under its charter, the Compensation, Nominating and Governance Committee’s principal compensation-related responsibilities are to administer the Company’s compensation plans under which stock may be issued to Directors and executive officers, review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, approve the Chief Executive Officer’s compensation, review and approve recommendations of the Chief Executive Officer with respect to the compensation of other executive officers and report on executive compensation in the Company’s proxy statement.  In addition, the Compensation, Nominating and Governance Committee identifies individuals qualified to become Directors, recommends to the Board nominees for election as Directors by stockholders or to fill vacancies in the Board, recommends to the Board the appointment of Directors to Board committees, develops and recommends to the Board a set of Corporate Governance Guidelines and reviews the Guidelines annually to ensure that they are appropriate for the Company and comply with applicable laws, regulations and listing standards, recommends any desirable changes in the Guidelines to the Board, recommends other activities to the Board relating to corporate governance, and oversees the administration of an annual self-evaluation process for the Board and its committees.

Attendance at Board, Committee and Annual Meetings.  In 2010, the Board met 15 times, the Audit Committee met nine times, the Compensation Committee met 14 times and the Nominating Committee met three times.  In 2010, each Director attended more than 75% of the meetings of the Board and of the Committees on which he or she served.

All members of the Board are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders of the Company.  All Directors attended the Company’s Annual Meeting in 2010.

 Selection of Nominees for the Board

The Board has not adopted a formal diversity policy for nominees.  Rather, the Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have a diversity of expertise that may be useful to the Company, such as an understanding of the healthcare industry and practices, the needs of the elderly, technology, finance, accounting, marketing or international matters—all in the context of an assessment of the needs of the Board at a particular time.  Directors should be willing and able to devote the required amount of time to Company affairs.

When seeking candidates for Director, the Compensation, Nominating and Governance Committee may solicit suggestions from incumbent Directors, management and others.  Additionally, the Company may engage a third-party executive search firm.  The third-party executive search firm may assist the Committee and the Board in the identification of suitable potential candidates and the initial screening of candidates by, among other things, conducting personal interviews and background checks.  After conducting an initial evaluation of a candidate, and depending upon the needs of the Board, the Committee may interview the candidate if it believes the candidate might be a valuable addition to the Board.  The Committee may also require the candidate to meet with management.  If, based on, among other things, the needs of the Board and the experience and other qualities of other prospective candidates, the Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s nomination.

Pursuant to its policy regarding the consideration of any Director candidates recommended by stockholders, the Compensation, Nominating and Governance Committee will consider candidates for Director recommended by stockholders applying the criteria for candidates described above and considering the additional information referred to in this paragraph.  Stockholders wishing to recommend a candidate for Director should write the Company’s Corporate Secretary and include the following:  a statement that the writer is a stockholder (accompanied by appropriate confirmation of such stock ownership) and is proposing a candidate for consideration by the Committee; the name of and contact information for the candidate; a statement of the candidate’s business and educational experience; information regarding each of the factors listed in the first paragraph of this subsection sufficient to enable the Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; detailed information about any relationship or understanding between the proposing stockholder and the candidate; and a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

 Mandatory Retirement Policy

In December 2010, the Board amended the Guidelines to institute a mandatory retirement age of 72 for Directors.  Under this mandatory retirement policy, no person who reaches the age of 72 may be nominated or re-nominated for election to the Board, and any Director who reaches that age will be automatically retired from the Board immediately prior to the next annual meeting of the Company’s stockholders.

 Code of Ethics

The Board has adopted the Company’s Code of Business Conduct and Ethics that applies to Directors, officers and employees of the Company and its subsidiaries.  The Code complies with the requirements of the NYSE and SEC.  In addition, the Board has also adopted the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws and other matters.  A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found at the Company’s website (www.omnicare.com) and a copy may also be obtained upon request from the Company’s Corporate Secretary.

 Private Sessions of Non-Management Directors

As required by the Guidelines, Non-management Directors meet in private sessions without management in conjunction with the regularly scheduled Board meetings in February and August and at other times as may be determined by the Non-management Directors.  “Non-management” Directors are all of those Directors who are not Company employees.  In addition, if this group of Non-management Directors includes Directors who do not satisfy the independence requirements of the NYSE, an executive session including only “independent” Directors is scheduled at least once a year.  The Chairman of the Board presides at meetings of the Non-management Directors and independent Directors to the extent that he is a member of such groups and present at the meetings.  Otherwise, such meetings are led by a “Presiding Director” who is chosen by a plurality vote of the Directors present.

 Board Leadership Structure

In May 2003, the Company created the non-executive position of Chairman of the Board.  Prior to that time, the Chairman of the Board also served as Chairman of the Company.  The Company created the role of non-executive Chairman of the Board in recognition of the differences between the roles of the Chairman of the Board and the Chief Executive Officer.  The Chief Executive Officer is responsible for setting the strategic direction of the Company, the general management and operation of the business and guidance and oversight of senior management.  The Chairman of the Board presides at all meetings of the Board and of the stockholders, monitors the content, quality and timeliness of information sent to the Board and is available for consultation regarding the Company’s oversight of business affairs.  The Chairman of the Board also facilitates communication among the independent directors and between the independent directors and management.

 Risk Oversight

The Board as a whole has ultimate oversight responsibility for the risk management process, with assistance in certain areas by Board committees.  The Board regularly discusses, and receives updates from senior management and/or outside counsel and consultants on the identification, assessment, management and mitigation of the critical risks facing the Company.  The Board’s areas of focus include operational, strategic, governmental, regulatory and compliance, financial, political and reputational risks.  The Audit and Compliance Committee monitors risks associated with financial reporting and internal controls, receives annual reports on risk assessment from the Company’s auditors and regularly discusses financial and economic risks as well as financial implications of certain regulatory or legal risks with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer, other members of senior management and outside counsel or consultants.  In addition, the Audit and Compliance Committee in conjunction with the Company’s Chief Compliance Officer monitor regulatory and legal risks facing the Company and oversee the Company’s compliance with federal and state healthcare reimbursement and other regulations.  The Compensation, Nominating and Governance Committee assesses possible risks arising from the Company’s compensation policies and programs and management succession, and assists the Board in overseeing risks relating to corporate governance, including Board composition and functioning.

The Guidelines encourage directors to attend, from time to time, third party director education programs and symposia that address current developments relevant to board members of public companies.  In addition, education and training in issues related to the Company’s business are provided from time to time by outside counsel and consultants as well as relevant members of management.  These continuing education initiatives help to keep the Board informed of developments potentially affecting the Company’s risk profile.

 Compensation and Risk Management

The Compensation, Nominating and Governance Committee has determined that the Company’s compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the Compensation, Nominating and Governance Committee considered that the Company maintains policies and guidelines that limit individual employee and overall corporate actions to specific approved limits; that the Company’s targets set under the Company’s annual bonus program include not only achievement of financial metrics, but also factors that emphasize qualitative employee performance goals; the mix of short-term and long-term incentives and balance of cash and equity compensation; and the fact that incentive program payouts are subject to discretion by the Compensation, Nominating and Governance Committee.

 Contacting the Board

The Board has a process by which stockholders and other interested parties can send communications to the Board, including the Non-management Directors.  Stockholders and other interested parties can send written communications to one or more members of the Board, including the Non-management Directors, addressed to:

Corporate Secretary
Omnicare, Inc.
100 East RiverCenter Boulevard
Covington, Kentucky 41011

All such communications will be forwarded to the relevant Director(s) except for communications unrelated to the Company.

 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James D. Shelton(4)	$43,125	$148,499	$0	$0	$191,624
Steven J. Heyer	$66,681	$157,244	$0	$0	$223,925
Andrea R. Lindell	$130,500	$134,735	$0	$0	$265,235
Amy Wallman(3)	$96,000	$134,735	$11,684	$0	$242,919
John T. Crotty(3)(5)	$133,000	$259,751	$11,684	$0	$404,435
Sandra E. Laney (6)	$13,500	$0	$0	$21	$13,521
John H. Timoney(7)	$105,500	$134,735	$0	$63	$240,298

(1)
On December 16, 2009, the SEC adopted amendments to the proxy disclosure rules that, in relevant part, require disclosure of the aggregate grant date fair value of stock awards and option awards granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” rather than the dollar amount recognized for financial statement purposes for the fiscal year, as previously required. As required by this rule, this table includes the aggregate grant date fair value of option awards or stock awards, as applicable, in 2010.  Note 11 to the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, describes the assumptions used to determine the grant date fair value for overall Company options.

(2)	Consists of interest paid on dividends paid on vested restricted stock.

(3)	Option awards for Mr. Crotty and Ms. Wallman represent their participation in the Omnicare StockPlus Plan.

(4)
Compensation for Mr. Shelton reflects his service as a Director from January 1, 2010 through July 31, 2010.  Effective August 1, 2010, Mr. Shelton was appointed Interim President and Chief Executive Officer and his compensation for such services is disclosed under the Summary Compensation Table beginning on page 25.

(5)	Mr. Crotty is retiring from the Board immediately prior to the Annual Meeting.

(6)
Ms. Laney did not stand for re-election at the Annual Meeting on May 25, 2010.  In connection therewith, 10,179 shares of restricted stock of the Company previously granted to Ms. Laney pursuant to the Company’s 2004 Stock and Incentive Plan (the “Stock and Incentive Plan”) were accelerated and became fully vested on such date.

(7)
Mr. Timoney retired from the Board effective December 31, 2010.  In connection with Mr. Timoney’s retirement from the Board, 15,310 shares of restricted stock of the Company previously granted to Mr. Timoney pursuant to the Stock and Incentive Plan were accelerated and became fully vested on December 31, 2010 and Mr. Timoney’s fees for his service on the Board through the date of the Annual Meeting were paid to Mr. Timoney on February 25, 2011.

During 2010, each non-employee Director (other than the Chairman of the Board) was generally paid a $30,000 annual retainer fee (payable at the Director’s election in cash or restricted stock).  Each non-employee Director (other than the Chairman of the Board) was also generally granted an annual restricted stock award having a value of $125,000 that vests in one installment on the third anniversary of the date of grant and an annual grant of 400 shares of fully vested stock.  The Chairman of the Board received a $60,000 annual retainer fee and an annual restricted stock award of $250,000, which also vests in one installment on the third anniversary of the date of grant, along with other fees normally paid to Directors.  Each non-employee Director also received a $1,500 fee for attending any Board or committee meeting either in person or by telephone.

During 2010, the Chairpersons of the Audit and Compensation Committees were each paid a $30,000 annual retainer fee and members of the Audit and Compensation Committees were each paid a $15,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above).  The Chairman of the Nominating and Governance Committee was paid a $20,000 annual retainer fee and members of the Nominating and Governance Committee were each paid a $10,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above).

Effective as of January 1, 2011, in connection with the reorganization of the committees, committee compensation was amended so that each Director serving on the Audit and Compliance Committee receives a $20,000 annual fee for such service and each Director serving on the Compensation, Nominating and Governance Committee receives a $20,000 annual fee for such service (in each case payable at the Director’s election in cash or restricted stock that vests as described above).  The Chairperson of the Audit and Compliance Committee receives an additional $20,000 annual fee and the Chairperson of the Compensation, Nominating and Governance Committee receives an additional $20,000 annual fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above).

Effective as of the date of the Annual Meeting, the Board approved changes to the compensation of non-employee Directors (other than the Chairman of the Board) such that the annual retainer fee was increased to $75,000, fees for attendance at meetings of the Board and committees of the Board were eliminated, the annual restricted stock award was increased to $175,000 and the annual grant of 400 shares of fully vested stock was eliminated.  The annual retainer fee for the Chairman of the Board was increased to $105,000 and the annual restricted stock award for the Chairman of the Board was increased to $300,000.

The number of outstanding shares of restricted stock held by each of the non-employee Directors as of December 31, 2010 was as follows:  Mr. Shelton, 16,891; Mr. Heyer, 16,234; Dr. Lindell, 15,310; Ms. Wallman, 15,310; Mr. Crotty, 30,622; and Mr. Timoney, 0.  Mr. Shelton, Ms. Wallman, Mr. Crotty and Mr. Timoney also held 1,506, 4,878, 3,004 and 7,712 stock options, respectively, as of December 31, 2010.  Mr. Shelton also holds 40,282 restricted stock units granted as part of his compensation for serving as Interim President and Chief Executive Officer.

 Stock Ownership Guidelines for Directors

In order to encourage each Director to achieve and maintain an appropriate ownership stake in the Company, the Company has adopted stock ownership guidelines for its Directors.  In May 2005, minimum ownership levels were established for each Director which require that all Directors hold at least 7,500 shares of Common Stock within five years of their appointment to the Board.  For 2010, all of the Directors complied with such guidelines.  Effective April 1, 2011 the stock ownership guideline for Directors was increased to six times the annual cash retainer, which must be achieved within five years from the effective date of the increased guideline.

COMPENSATION DISCUSSION AND ANALYSIS

 Executive Summary

This compensation discussion and analysis provides an overview of the Company’s approach to compensating its named executive officers in 2010, including the principles and objectives of the Company’s compensation programs and the basis upon which its compensation decisions were made.

The Compensation, Nominating and Governance Committee (referred to in this Compensation Discussion and Analysis as the Committee) has responsibility for establishing, implementing and reviewing all elements of the Company’s executive compensation programs.  In determining appropriate individual compensation levels for the Company’s executive officers named in the summary compensation table (who are also referred to herein as the NEOs or the executives), the Committee considers individual tenure, experience, skill set, responsibilities, duties, individual and Company performance and market compensation data.  The primary objectives of the Company’s executive compensation programs are (i) to link executive compensation to the Company’s financial and operating performance and changes in stockholder value, (ii) to attract and retain qualified executives, (iii) to be equitable among the executives based upon the levels of responsibilities and (iv) to maintain a balance between short- and long-range performance objectives.  While the Company’s philosophy continues to emphasize the objective of linking executive compensation to the Company’s financial and operating performance and changes in stockholder value, circumstances in 2010 compelled the Committee to consider retention of qualified executives to a greater extent than it had in the past.  The Committee also thought it necessary to reward executives who had been asked to take on duties and responsibilities in 2010 in addition to the duties and responsibilities that were contemplated when their compensation packages were originally determined.

2010 was a year of transformation in the senior management of the Company.  The Company’s President and Chief Executive Officer since its founding, as well as the Company’s long-serving Executive Vice President and Chief Operating Officer, retired in July and June, 2010, respectively, and the Company’s long-serving Senior Vice President and Secretary resigned in July, 2010.  Before the end of 2010, the Company’s General Counsel also left the Company.  James D. Shelton, a member of the Board, served as the Company’s Interim President and Chief Executive Officer from August 1, 2010 through December 31, 2010, while a search for a new chief executive officer was conducted.  Mr. Shelton was not a member of the Committee during the time that he served as Interim President and Chief Executive Officer.  In 2010, the Company also reorganized its Pharmacy Services business into two groups, Long-Term Care and Specialty Care, as part of the Company-wide reorganization described below.  In connection with the management changes and reorganization, the Company asked many of its remaining executives to take on additional duties and responsibilities, including for certain executives, taking on the new role of division president.  The Company also filled several executive positions, including a President of the new Specialty Care division, a Senior Vice President of Finance, a Senior Vice President of Human Resources and a Senior Vice President of Trade Relations.  In December, 2010, the Company hired a new Chief Executive Officer who started with the Company on January 1, 2011.  In April, 2011, the Company hired a new General Counsel and Secretary.  In addition, the Committee replaced its long time compensation consultant with a new compensation consultant.  The Committee, along with the new compensation consultant, have started the process of reviewing the Company’s compensation programs to ensure that they continue to meet the Company’s compensation objectives and are in conformity, to the extent practicable, with the industry’s latest views of best pay practices.

The Company faced a difficult business environment in 2010.  Despite substantial completion of a major operational initiative, the Company’s “Full Potential Plan,” the Company experienced marked deceleration in prescription volumes in its institutional pharmacy business as a result of lower occupancy rates within certain customer facilities, reduced utilization trends and a lower number of beds served.  As a result, the Company revised its 2010 estimates of adjusted diluted earnings per share (before tax benefits) (“EPS”) downward at the end of the second quarter to a range of between $2.00 to $2.10 per share from its initial range of between $2.60 to $2.70 per share.  In 2010, the Company also adopted a Company-wide reorganization program with the objective of deploying resources closer to customers, allowing the Company to become more responsive to customer needs, better leverage the Company’s platform and better position the Company for potential growth.  The Company believes that these efforts helped the Company improve its performance toward the end of the year.  The Company’s EPS for 2010 was $2.10, which represents the high end of the Company’s revised guidance, and the fourth quarter showed improvement in script volumes, improving customer retention and expanded adjusted EBITDA margins.   While the Company’s management and the Committee are encouraged by these improved results, they recognize that the next several years will be critical as the Company’s new management team seeks to build upon the Company’s reorganized business and renewed focus on customers.

Considering this background, the Committee recognized that retention of the Company’s key executives was imperative to enhance stability in the Company’s business while the Company’s new management team was being assembled.  The Committee believed it was important to appropriately compensate executives who had been asked to take on additional duties and responsibilities.  The Committee also believed it was appropriate to reward executives whose performance had been exceptional and who had helped the Company improve its performance in the second half of 2010.

In addition, in connection with its ongoing commitment to review the Company’s compensation practices, the Committee in 2010 decided to eliminate several compensation practices that have been disfavored by institutional shareholder organizations.  The Committee eliminated golden parachute tax gross-ups for its executives.  The Committee also approved the termination of the Company’s Non-Qualified Pension Plan, a supplementary defined benefit retirement plan.

 Compensation Program Objectives

The Company’s executive compensation program is designed to:

•	Directly link executive compensation to the financial and operating performance of the Company and changes in stockholder value.

•	Compensate executives in a way that is internally equitable based upon the level of responsibilities in their respective positions.

•
Attract, retain and motivate qualified executives by providing compensation opportunities that are competitive with the practices of companies that are similar to the Company in either business mix or financial size.

•
Maintain a balance between the Company’s short- and long-range performance objectives by compensating executives based, in part, on the achievement of current year business plan objectives and, in part, on long-term increases in share value.  As employees assume more responsibility and greater ability to impact the Company’s financial performance, more of their pay is linked to such long-term performance.

 Overview of Compensation Program

The Company’s executive compensation program consists of four main elements:  base salary, annual bonus, long-term incentives and benefits, all of which are discussed in more detail below.  In general, the mix of annual and long-term incentive compensation paid to executives varies, with the relative weighting of long-term incentive compensation being larger for executives with greater levels of responsibility.  The executives’ compensation includes both cash-based and equity-based awards.  The Company does not have specific allocation goals between cash-based and equity-based compensation or between annual and long-term incentive compensation.  However, long-term incentive compensation has historically been emphasized over short-term incentive compensation because the Committee believes it reinforces the importance of stockholder value creation over longer periods of time.

Role of Committee.  Compensation levels are approved by the Committee based on recommendations of the Committee’s independent compensation consultant, recommendations of the Chief Executive Officer with respect to the executives generally and other factors, including, but not limited to, the Company’s success in meeting its financial and operational goals, the success of the business units or Company initiatives that each executive was involved in and the future expected contributions of the executives to the Company.  In the case of the Chief Executive Officer, the Committee develops compensation levels in consultation with its compensation consultant in executive session without the Chief Executive Officer or any other member of management present.  Additional information about the Committee’s authority and responsibilities are described in the section of this Proxy Statement captioned “Governance of the Company and Board Matters—Committees of the Board, Committee Charters and Meetings” on pages 7 and 8.

Role of Consultants.  The Committee has engaged independent compensation consultants to review and advise the Committee on executive compensation matters.  In August 2010, the Committee replaced its compensation consultant, Compensation Strategies, with Pearl Meyer & Partners.  In 2010, representatives of Compensation Strategies or Pearl Meyer & Partners participated in substantially all of the meetings of the Committee.  The responsibilities of the compensation consultant included:

•
Providing executive compensation market data to the Committee and the Company for use in establishing the terms of, and reviewing changes to, the compensation and benefits programs and in individual executive pay levels;

•	Advising the Committee regarding the Company’s executive compensation and benefits policies and programs and individual compensation actions;

•	Providing market data to the Committee and advising the Committee regarding the Company’s compensation program for non-employee directors; and

•	Attending Committee meetings to provide assistance and input as requested by the Committee.

As an independent consultant, Pearl Meyer & Partners reports directly to the Committee and periodically interacts with management of the Company at the Committee’s direction.  Compensation Strategies similarly acted as an independent consultant that reported directly to the Committee and interacted with management at the Committee’s direction.

Role of Management.  The Chief Executive Officer attends Committee meetings from time to time.  The Committee also conducts full meetings or portions of meetings in executive session without the Chief Executive Officer or any members of management present.  The Committee considers recommendations from the Chief Executive Officer regarding the performance assessment and compensation levels for the executives generally as well as other employees.  Management develops these recommendations in consultation with the compensation consultant, including reviewing competitive survey data provided by the compensation consultant.

Market Comparison Data.  To determine competitive market levels, the Committee periodically reviews total compensation levels for similarly situated executives of a group of peer companies and also considers compensation information of companies outside of the peer group.  The peer group included in the review is compiled by its compensation consultant on behalf of and in consultation with the Committee.  The peer group is comprised of companies that the Committee and its compensation consultant believe engage in healthcare-related businesses impacted by the same economic influences as the Company or compete with the Company for executive talent.  As utilized for compensation purposes, the peer group compiled by Compensation Strategies was size-adjusted through the use of regression analysis to make it comparable to the Company’s revenue level.  The Committee and its compensation consultant undertake a peer group review of the Chief Executive Officer’s compensation each year.  With respect to the other executives, a peer group review is performed when the Committee determines it is necessary in connection with a compensation decision relating to the executives.

Comparison Group.  The peer group used by Compensation Strategies included the following publicly traded companies with annual revenues ranging from approximately $1.8 billion to $108.7 billion:

Abbott Laboratories	DaVita, Inc.	Merck & Co., Inc.
Allergan, Inc.	Eli Lilly and Company	Mylan Inc.
AmerisourceBergen Corporation	Express Scripts, Inc.	Pfizer Inc.
Amgen Inc.	Forest Laboratories, Inc.	PharMerica Corporation
Baxter International Inc.	Genentech, Inc.	Rite Aid Corporation
Becton, Dickinson and Company	Johnson & Johnson	Schering-Plough Corporation
Bristol-Myers Squibb Company	King Pharmaceuticals, Inc.	Walgreen Co.
Cardinal Health, Inc.	McKesson Corporation	Watson Pharmaceuticals, Inc.
Catalyst Health Solutions, Inc.	Medco Health Solutions, Inc.	Wyeth
CVS Caremark Corporation	Medtronic, Inc.

Benchmark Surveys.  For compensation decisions following its appointment as compensation consultant in August 2010, Pearl Meyer & Partners prepared market data analyses to be used for 2010 which provided the 25th, 50th and 75th percentiles for comparable executives at companies in a wide range of industries with comparable revenues taken from multiple general industry compensation surveys.  Pearl Meyer & Partners extracted the data for companies with annual revenues of $2 billion to $10 billion in these surveys.  The Committee expects to use peer group data of comparable companies developed by its compensation consultant for compensation decisions in 2011.

Use of Tally Sheets.  The Committee reviews a “tally sheet” for each executive annually.  The tally sheet assigns a dollar value to each compensation element for each executive, including base salary, annual and long-term incentives, benefits and perquisites.  The Committee believes that the tally sheet is useful in evaluating each executive’s total compensation in relation to market practice and individual performance.

 Compensation Program Design

The elements of the Company’s compensation program are base salary, incentive-based compensation, including annual incentives and long-term incentives, and perquisites and various other benefit plans.  The composition of 2010 compensation for the executives is described below.

 Base Salary

The Company’s policy is to set salaries for the executives at levels that are sufficient to attract, retain and motivate highly qualified executives, based on the relative value of each position as measured against the market, and to maintain internal equity.  To achieve this, the Company considers market data from the Company’s compensation consultant and establishes base salaries based on an assessment of each executive’s tenure, experience, responsibilities, skill set and individual and Company performance.  The executives’ base salaries are reviewed and approved periodically by the Committee, and the Committee has historically reviewed base salaries at intervals of 14 months or longer.  The Committee determines when to review base salaries based on its consideration of the Company’s performance, incentive compensation payments to executives, and cumulative salary movement in the marketplace.

In July of 2009 the Company initiated a temporary Company-wide salary reduction program which included a 5% reduction in base salary for the executives.  (The reduction was 9.8% in the case of Mr. Finn.)  The salary reduction program was designed to motivate employees to meet certain cost savings and operating metrics.  The temporary salary reduction program applied only to an executive’s base salary and was not considered in determining severance benefits or benefits under the Company’s compensation and incentive plans.  In September, 2010, the Company ended such program and reinstated the previous base salaries of its executives and employees. Other than such reinstatement, the Company did not increase base salaries for its executives except in connection with the promotion of two executives.  In November, 2010, Mr. Stamps was promoted to Executive Vice President and President – Long Term Care in connection with the Company’s reorganization of its Pharmacy Services business.  In recognition of the additional responsibilities associated with Mr. Stamps’ new position, his base salary was increased by $55,000, or approximately 13%, to $475,000.  In November 2010, Mr. Finn was promoted to Executive Vice President – Strategic Planning and Corporate Development.  In recognition of his additional responsibilities, the Committee increased Mr. Finn’s base salary by $34,000, or approximately 12%, to $320,000.  In making these determinations, the Committee also considered market data analyses prepared by Pearl Meyer & Partners for executives with comparable positions at companies with comparable revenues taken from the benchmark surveys described above.  The new base salaries were consistent with the market 50th percentile levels for both Mr. Stamps and Mr. Finn.

As part of his employment agreement discussed in greater detail on page 44, the Company agreed to pay Mr. Shelton a monthly base salary of $83,333 during the period he served as Interim President and Chief Executive Officer.  The Committee believed that this represented an appropriate salary level given Mr. Shelton’s extensive experience and the significant responsibilities he was accepting.  In determining Mr. Shelton’s compensation (including base salary and the restricted stock unit grant described under “Long-Term Incentives” below), the Committee also reviewed market data, provided by Pearl Meyer & Partners, for the interim chief executive officer position at companies in a wide range of industries and for the permanent chief executive officer position at healthcare companies of comparable size, and Pearl Meyer & Partners’ presentation of the ratio of interim chief executive officer compensation to permanent chief executive officer compensation in this market data.  Mr. Shelton’s compensation was between the market 25th and 50th percentiles based on the ratio of interim chief executive officer compensation to permanent chief executive officer compensation data presented to the Committee.

 Incentive-Based Compensation

Annual Incentives.  The Company provides an annual incentive opportunity to the executives, and other eligible key employees, under the Company’s 2010 bonus program.  The 2010 bonus program was intended to attract, retain and motivate qualified executives by providing an opportunity for an annual incentive that represents a substantial portion of potential aggregate compensation each fiscal year and is competitive with the market for each position.

For 2010, the Committee adopted a formula-based approach to setting annual cash incentive compensation.  In March, 2010, the Committee set a predetermined performance objective, set predetermined individual target award opportunities for each executive and provided for payouts ranging from 0% to 250% of an executive’s target award opportunity based upon (i) the percentage of the performance objective actually achieved and (ii) an assessment of each executive’s individual performance.

Under the 2010 bonus program, individual target awards, expressed as a percentage of base salary, were established at the 50th percentile of the Company’s peer group of companies used by Compensation Strategies.  With this goal in mind and taking into account the recommendations of Compensation Strategies as to peer group data, the Committee provided for target award opportunities for the Company’s NEOs that ranged from 75% to 125% of their base salaries.  The Committee approved EPS as the performance metric under the 2010 annual bonus program.  EPS is adjusted to exclude special items, including, primarily, litigation and settlement charges, separation and restructuring costs, and charges relating to the adoption of new accounting guidance.  In March, 2010, the Committee approved a target EPS of $2.65, which represented the mid-point of the Company’s guidance to the investment community at the time.  The Committee determined that EPS was the best metric to use for determining short-term incentive compensation as it is the primary basis upon which the Company communicates forward-looking financial information to the investment community and is a key metric considered by senior management in assessing Company performance year over year.  The program provided that the Committee retain the discretion to adjust the performance objective to reflect unexpected events.  The Committee also retained the discretion to adjust award amounts upward or downward as it deemed appropriate.

The 2010 bonus program provided that the actual bonus amounts to be paid were to be determined in several steps.  The first step provided that an initial bonus amount was to be determined based upon the Company’s actual 2010 EPS relative to the EPS target.  The program provided that, subject to the Committee’s exercise of its discretion pursuant to the program, no bonus would be paid to any executive if the Company’s actual EPS was not at least 80% of the EPS target.  The program then provided for a range of initial bonus amounts of between 50% and 200% of an executive’s target award opportunity, with (i) 50% of the target award opportunity to be paid upon the Company’s achievement of 80% of the EPS target ($2.12), (ii) 100% of the target award opportunity to be paid upon the Company’s achievement of 100% of the EPS target and (iii) 200% of the target award opportunity to be paid upon the Company’s achievement of at least 125% of the EPS target ($3.31).  In the event that the Company achieved a 2010 EPS in between the foregoing EPS targets, the percentage of the target award opportunity was to be determined by straight-line interpolation.  The potential bonus amounts are summarized in the following chart:

2010 Performance Target
Performance Level	2010 EPS		% EPS Target Achieved	% of Target Award Opportunity Paid
Maximum		$3.31	125%	200%
Goal		$2.65	100%	100%
Threshold		$2.12	80%	50%
<Threshold	$	<2.12	<80%	0%

The initial bonus amount determined based on the percentage of EPS target achieved is then applied to each executive’s target award opportunity described above.  For 2010, Mr. Stamps’ target award opportunity was 100% of base salary and Mr. Finn’s target award opportunity was 75% of base salary.  In 2010, the Committee increased Mr. Stamps’ target award opportunity from 75% to 100% of base salary in recognition of the additional responsibilities assumed by Mr. Stamps in connection with the retirement of the Company’s chief operating officer in June 2010, his promotion to Executive Vice President and President of Long Term Care, and Mr. Stamps’ critical role in managing the Company’s Long Term Care division during the Company’s managerial and operational transition period.  As described below, Mr. Workman’s employment agreement provided for a guaranteed bonus in 2010, and Ms. Kinerk did not participate in the 2010 bonus program.  The next step of the program allowed the Committee to adjust the initial bonus amount by applying an individual performance multiplier to the initial bonus amount for each executive in the range of 0.5x to 1.25x to reflect individual performance.  The Committee set no pre-established individual goals or targets for executives under the 2010 bonus program.  Rather, the individual performance multiplier is determined by an individual performance review by the Committee with input from the Chief Executive Officer as to each individual’s performance.  For 2010, the individual performance multipliers were not applied because the EPS minimum threshold for the payment of bonuses was not met, as described below.  All bonus amounts are further subject to the Committee’s downward discretion to reduce any bonus amount if deemed appropriate.

On February 17, 2011, the Committee met to determine the bonus amounts to be paid under the 2010 bonus program.  The Company’s final 2010 EPS of $2.10 was $.02 below the minimum threshold described above that was approved by the Committee for the payment of bonuses under the 2010 bonus program.  Therefore, none of the executives qualified for the payment of bonuses based on the established 2010 performance target.  The Committee considered that, had the threshold been calculated using the low end of the Company’s original EPS guidance to the investment community of $2.60 to $2.70 (rather than using the mid-point of $2.65), the Company’s EPS of $2.10 for 2010 would have met the minimum threshold ($2.08) for payment of bonuses.  The Committee also considered that management revised 2010 EPS guidance following the second quarter to $2.00 to $2.10 based on the factors described above under “Executive Summary,” and that the Company’s actual 2010 EPS was at the top end of the revised range.  The Committee noted that senior management implemented a Company-wide reorganization program designed to improve responsiveness to customers and better position the Company for potential growth.  The Committee also considered the magnitude of the Company’s senior management changes in 2010, and the Company’s overall business results in light of the economic climate, including the Company’s improved performance in the third and fourth quarters of 2010, in particular the Company’s improved net sales, gross profit and EPS as compared to the second quarter of 2010.  The Committee considered management’s views as to the significant contributions made by each executive, as described below, and management’s recommendation that a broad group of key employees, including Messrs. Stamps and Finn, should receive bonuses.  In connection with its recommendations, management reviewed the market survey data provided by Pearl Meyer & Partners, described above, for executives in comparable positions.  Based on all of these considerations, the Committee determined that it was appropriate to award bonuses to Messrs. Stamps and Finn in order to ensure that total compensation for these executives remains competitive, reward these executives for their significant accomplishments under challenging organizational and economic circumstances, and retain the Company’s key executives during the transitional period the Company is undergoing.  The average of the bonuses awarded to the executives, described below, was at the 56th percentile of the market survey data presented.

In making the determinations with respect to these bonuses, the Committee considered the following additional factors for each of the executives:

Mr. Workman

The Committee acknowledged that Mr. Workman was entitled to a guaranteed bonus for 2010 of 75% of base salary pursuant to his employment agreement.  However, the Committee determined to increase his bonus by $100,000 to recognize Mr. Workman’s extensive contributions during a very critical period for the Company.  These contributions included Mr. Workman’s leading role in the Company’s long-term debt restructuring in 2010;  Mr. Workman’s leadership during the Company’s transition from having a long-term Chief Executive Officer to an Interim Chief Executive Officer and then to a new Chief Executive Officer; the responsibilities Mr. Workman undertook in addition to his role as Chief Financial Officer, including IT infrastructure strategy, oversight of Human Resources, Trade Relations and other functions.  Mr. Workman was subsequently promoted to President early in 2011.

Mr. Stamps

In considering whether to award Mr. Stamps a bonus, the Committee considered that Mr. Stamps took on significantly more managerial and operational responsibility after the mid-year retirement of the Company’s Chief Executive Officer and Chief Operating Officer.  He played an instrumental role in the Company’s reorganization of its Pharmacy Services business and in retaining key customers during the reorganization.  Additionally, he played a critical role in retaining key talent in the Long Term Care division during the Company’s managerial and operational transition period.  Management conveyed to the Committee its belief that these accomplishments by Mr. Stamps in 2010 were essential to the Company’s improved results during the fourth quarter.  Management, therefore, recommended that Mr. Stamps receive a bonus of $236,000, which is significantly less than the amount ($475,000) that would have been payable to him under the 2010 bonus program had the target EPS threshold thereunder been met, and slightly less than the amount ($237,500) that would have been payable to him had the minimum EPS threshold been met (in each case without the application of an individual performance multiplier).  Based upon these considerations, Mr. Stamps was awarded a bonus of $236,000.

Mr. Finn

In considering Mr. Finn’s bonus, the Committee considered that Mr. Finn led the development of several significant business acquisitions in 2010 that were completed in 2010 or are expected to be completed in 2011.  The Committee also noted that during 2010, Mr. Finn assumed the additional responsibility of managing two of the Company’s business units until permanent managers were hired.  The Committee agreed with management’s assessment that Mr. Finn’s accomplishments in 2010 were critical in ensuring the continued development of growth opportunities for the Company during a time of significant transition.  Management recommended that Mr. Finn receive a bonus of $160,000, which is significantly less than the amount ($236,000) that would have been payable to him under the 2010 bonus program had the target EPS threshold thereunder been met, and more than the amount ($120,000) that would have been payable to him had the minimum EPS target been met (in each case without the application of an individual performance multiplier).  Based upon these considerations, Mr. Finn was awarded a bonus of $160,000.

The Committee viewed the award of these bonuses as necessary and appropriate under the extraordinary circumstances of 2010.  The Company continues to believe that the formula-based approach to setting annual cash incentive compensation is generally most appropriate for the Company.  Accordingly, on February 17, 2011, the Committee established a 2011 bonus program similar to the 2010 bonus program based on the earnings per share of the Company with a range of payment based between 0% and 200% of the target bonus.

Ms. Kinerk did not receive a bonus for 2010, since her employment agreement provided that she be paid a percentage of the total commissions earned annually by the sales and customer retention teams she leads under a commission plan.  For 2010, this amount totaled $304,130.  Ms. Kinerk’s employment agreement was amended in early 2011 to terminate such commission plan and to place Ms. Kinerk in the 2011 bonus program.  Ms. Kinerk’s employment agreement and the amendment adopted in 2011 are discussed in more detail on pages 42 and 43.

In accordance with the terms of the 2010 bonus program, Messrs. Gemunder and Keefe and Ms. Hodges were not awarded bonuses under the 2010 bonus program because their respective employment terminated prior to the payment of bonuses.  Mr. Shelton did not participate in the 2010 bonus program.

Long-Term Incentives.  As discussed above, long-term incentive compensation has historically been emphasized by the Committee over short-term incentive compensation because the Committee believes it reinforces the importance of stockholder value creation over longer periods of time.  The stock incentive program, in the form of discretionary restricted stock and stock option grants, is the basis of the Company’s long-term incentive plan for executives.  The Company believes that this program is an effective way to retain and compensate executives based, in part, on long-term increases in stockholder value and, in part, on performance relative to operational and financial objectives that are designed, in large measure, to generate long-term stockholder value.  In addition, the Company believes that this program aligns executive and long-term stockholder interests by creating a link between executive compensation and stockholder return.  The Company has at times granted equity awards in place of, or in addition to, cash compensation as it is more closely linked to increases in long-term stockholder value.  With respect to awards of restricted stock or stock options, the Committee has not set specific targets or established formulae or assigned relative weights to any operational or financial factor.

The Committee met on November 15, 2010 to determine restricted stock grants for 2010.  Historically, the Company’s restricted stock awards have had vesting restrictions based on continued employment that generally lapse over a period of ten years.  The Committee determined that restricted stock continues to best serve to align compensation with financial and operating performance and changes in stockholder value.  However, in light of the significant managerial and organizational changes that the Company experienced in 2010 as described above, the Committee determined that it would be appropriate to make certain changes to the form of annual restricted stock grant that was made in the past.  The Committee believed that this was necessary to incentivize key employees to remain with the Company over the next several years, as the new management team seeks to build upon the Company’s organizational changes and its renewed focus on customers as a platform for growth.  The Committee also wanted the long term incentive awards to demonstrate the Company’s commitment to its key employees, and believed that such awards should represent a meaningful portion of total compensation.  Therefore, the Committee authorized a one-time larger retention grant of restricted stock to a group of key employees, including three of the NEOs, which was granted in lieu of potential annual grants in 2010 and 2011.  The Committee also found it appropriate to reduce the prior policy of ten-year vesting of restricted stock to a four-year vesting schedule, which the Committee believes to be more consistent with market practices.  Taken together, these changes will increase the amount of stock an executive would forfeit by leaving the Company during the next several years and, the Committee believes, better incentivize the executives to remain at the Company during this critical period.  In light of the increased size of the retention grant, the Committee does not currently intend to award long-term equity incentives in 2011.

In determining individual awards, the Committee considered the recommendations of management described below.  In connection with its recommendations, management reviewed the market survey data provided by Pearl Meyer & Partners described above for executives in comparable positions.  The average of the awards granted to the executives was at the 62nd percentile of the market survey data presented.  On an annualized basis, reflecting the fact that the Committee intended these grants to be in lieu of annual grants in both 2010 and 2011, the average of the awards granted to the executives was at the 39th percentile of the market survey data presented.

The additional factors considered by the Committee for each of these executives included the following:

Mr. Workman

Mr. Workman was granted a restricted stock award in 2010 of 48,603 shares (representing $1.2 million of value) in accordance with the terms of his employment agreement.

Mr. Stamps

The Committee believes that Mr. Stamps will play a critical role in the success of the Company’s reorganization by leading the Long Term Care business, and in successfully implementing the Company’s renewed focus on customers.  The Committee approved an award of 35,000 shares of restricted stock for Mr. Stamps, which was consistent with management’s recommendation.  This grant was intended to be in lieu of annual grants in both 2010 and 2011, as described above.  The Committee believed that the size of this grant was appropriate in light of the relative size of the grants given to Mr. Finn and Ms. Kinerk, and the grant given to the Company’s newly hired President of the Specialty Care division.  In March 2010, Mr. Stamps was awarded 13,900 shares of restricted stock to replace a 27,800 share award in 2009, which was cancelled.

Mr. Finn

The Committee considered that Mr. Finn’s experience in acquisitions and divestitures, as well as strategic planning, would significantly contribute to the Company’s ability to carry out its plans to seek out growth opportunities over the next several years.  The Committee approved an award of 32,000 shares of restricted stock for Mr. Finn, which was consistent with management’s recommendation and reflected the Committee’s intention that this award be in lieu of annual awards for both 2010 and 2011.

Ms. Kinerk

The Committee considered management’s view that Ms. Kinerk is expected to play an important role in retaining customers and growing the Company’s customer base during the significant transition period the Company is undergoing.  The Committee approved an award of 20,000 shares of restricted stock for Ms. Kinerk, which was consistent with management’s recommendation and reflected the Committee’s intention that this award be in lieu of annual awards for both 2010 and 2011.

Mr. Keefe

The Committee considered whether Mr. Keefe’s unvested restricted stock should be forfeited upon Mr. Keefe’s retirement.  In light of Mr. Keefe’s distinguished service to the Company and his continuing role as a consultant to the Company, the Committee determined that Mr. Keefe’s unvested restricted stock should vest over his initial two-year consulting period.  Therefore, effective as of the date of Mr. Keefe’s retirement in June 2010, 132,261 shares of unvested restricted stock previously awarded to Mr. Keefe were forfeited by Mr. Keefe in accordance with their terms, and in connection with Mr. Keefe’s separation and consulting agreement, the Committee granted an equivalent award of 132,261 shares of restricted stock to Mr. Keefe, which restricted stock will vest ratably over his initial two-year consulting period.  Mr. Keefe’s separation and consulting agreement is discussed in more detail on page 44.

Mr. Shelton

In connection with his employment agreement, on September 17, 2010, the Committee granted Mr. Shelton 40,282 fully vested restricted stock units under the Stock and Incentive Plan.  Payment of the restricted stock units to Mr. Shelton (and any related dividend equivalent amounts and imputed interest) will be made in shares of common stock within 30 days following the first to occur of (i) a change in control of the Company or (ii) September 17, 2013.  The Committee believes that such award was appropriate and necessary to induce Mr. Shelton to take on the significant responsibilities and time commitments required of his temporary role as Interim President and Chief Executive Officer in 2010. See “Base Salary” above for a description of other factors considered by the Committee in determining Mr. Shelton’s compensation as Interim President and Chief Executive Officer.  Mr. Shelton’s employment agreement is discussed in more detail on page 44.

Mr. Gemunder and Ms. Hodges were not granted awards of restricted stock in 2010 as their respective employment terminated prior to the date the awards were made.

 Stock Ownership Guidelines for Executives

To directly and materially link executive compensation to the financial and operating performance of the Company and increases in stockholder value, the Company has historically encouraged the ownership of stock of the Company by executives in a number of ways.  For example, a broad group of employees, including all of the executives and other members of senior management, are paid a significant portion of their incentive compensation in the form of restricted stock.  Employees of the Company generally are provided the opportunity to own Company stock through various benefit programs, such as the Omnicare Employees’ Savings & Investment Plan (the “S&I Plan”), and the Omnicare StockPlus Plan, a broad-based stock purchase and stock option program.

In February 2002, the Company adopted stock ownership guidelines for its officers to further encourage them to achieve and maintain an ownership interest in the Company and thereby link the officers’ individual wealth opportunities to the financial and operating performance of the Company and increases in stockholder value.  The recommended stock ownership levels set forth in the guidelines are based on a multiple of base salary, ranging from a goal of five times base salary for the Chief Executive Officer and the President to between one and three and one-half times base salary for other officers, and may be satisfied with restricted stock only if such stock is vested.  Of the named executives, only Mr. Finn has met the established guidelines.  Until an officer of the Company has reached his or her target ownership, he or she is required to hold 50%, in the case of officers other than vice presidents, and 20%, in the case of vice presidents, of the after-tax number of shares acquired by the executive upon the exercise of stock options or the vesting of restricted stock awards.

 Pension Plans and Non-Qualified Deferred Compensation

Pension and deferred compensation benefits are intended to be part of a competitive compensation program necessary to attract and retain employees.  To assist employees in preparing financially for retirement, the Committee believes that it is important to provide the Company’s employees, including the executives, with the opportunity to maintain a portion of their respective incomes following retirement.  These retirement plans are discussed in more detail on pages 34 to 38.

Qualified Plans.  The executives participate in the S&I Plan and certain of the executives have benefits under the discontinued General Pension Plan, and the discontinued Omnicare Employee Stock Ownership Plan, or ESOP, which we refer to collectively as the Qualified Pension Programs.  The S&I Plan and, where applicable, the General Pension Plan and ESOP are designed to provide eligible employees of the Company and its affiliates with income during retirement.

Non-Qualified Plans.  The executives also participate in the Omnicare Excess Benefit Plan and the Omnicare Rabbi Trust Deferred Compensation Plan.  The Company maintains these plans to provide non-qualified pension benefits to its designated employees, including the executives.  The Excess Benefit Plan consists of a savings portion, hereinafter referred to as the Non-Qualified Savings Plan, and a pension portion, hereinafter referred to as the Non-Qualified Pension Plan.  The Non-Qualified Savings Plan and the Non-Qualified Pension Plan are intended to make executives whole for the limitation of benefits due to requirements of the Internal Revenue Code and, with respect to the Non-Qualified Pension Plan, to compensate participants for the loss of benefits they previously had under the General Pension Plan.  The plans also provide the executives with an opportunity to maintain a portion of their respective incomes after retirement.  All of the executives who participate in the Non-Qualified Pension Plan were participants in the General Pension Plan at the time of its discontinuation in December 1993.  On September 30, 2010, the Board terminated the Non-Qualified Pension Plan and all amounts due under such plan will be distributed in 2011 in accordance with applicable tax rules.

The Non-Qualified Pension Plan is discussed in more detail on page 36.  The Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan are discussed in more detail on pages 37 and 38.

 Perquisites and Other Benefits

The executives are offered a variety of perquisites that are intended to attract, retain and motivate qualified executives by providing benefits that are competitive with the practices of companies that are similar to the Company in either business mix or financial size and complexity.  In addition, the Company believes that the perquisites generally enable the executives to devote more time to Company business.  The executives also participate in health and welfare benefits that the Company generally makes available to all employees in order to maintain a healthy, focused and productive workforce.

The perquisites provided to executives include personal use of the corporate aircraft, personal tax and financial planning services and car parking services.  Certain former executive officers of the Company also received as perquisites personal use of company cars during 2010.  Details regarding the amounts of certain perquisites are provided in the summary compensation table and accompanying footnotes below.  The Company also provides split-dollar life insurance for certain of the executives.  The terms of the split-dollar life insurance agreements are described on page 45.

 Employment Agreements

Employment agreements are intended to attract and retain the executives and to ensure that the Company receives the ongoing benefit of their experience, skills and achievements.  The Committee has determined that the Company operates in a highly competitive industry and that employment agreements with appropriate severance are key to attracting and retaining executives.  The Committee believes the executives’ current severance benefits are necessary for retention of these executives and are generally comparable in overall benefits to executives at the Company’s peer group companies.  The Committee has generally tried to tailor definitions of “cause” and “good reason” to prevent unfair termination by the Company or the executive.  In addition, as noted on page 14, the Committee has historically emphasized long-term incentive compensation, in the form of stock-based awards, over short-term cash incentive compensation, particularly for those executives with higher compensation or greater responsibilities.  The Committee believes this reinforces the importance of stockholder value creation over longer periods of time.  The Company’s employment agreements with the executives are summarized on pages 42 to 45.  Information regarding applicable payments under the change of control severance arrangements is provided under the heading “Potential Payments Upon Termination or Change of Control—Change in Control” on pages 39 to 41.

 Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount that may be deducted by a publicly-held company for compensation paid each year to its chief executive officer and certain other of its named executive officers.  Section 162(m) excludes compensation that qualifies as “performance-based compensation” under Section 162(m).  The Annual Incentive Plan and the Stock and Incentive Plan, each approved by the Company’s stockholders, permit the award of exempt performance-based compensation.  However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

The Compensation, Nominating and Governance Committee of the Board has reviewed and discussed the section of this Proxy Statement captioned “Compensation Discussion and Analysis” with management.  Based on this review and discussion, the Compensation, Nominating and Governance Committee has recommended to the Board that the section captioned “Compensation Discussion and Analysis,” as it appears on pages 13 to 23, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Compensation, Nominating and Governance Committee:

Steven J. Heyer, Chairperson (since January 1, 2011)
John T. Crotty
Andrea R. Lindell, Ph.D., RN (Chairperson through December 31, 2010)
James D. Shelton

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(13)	Total ($)
John L. Workman President and Chief Financial Officer	2010	$675,000	$606,250	$1,200,008	$690	$0	$296	$4,118	$2,486,362
	2009	$79,615	$0	$3,999,993	$0	$625,000	$3	$114,700	$4,819,311

Leo P. Finn III Executive Vice President – Strategic Planning and Corporate Development	2010	$271,501	$160,000	$790,080	$0	$0	$14,058	$21,180	$1,256,819

Beth A. Kinerk Senior Vice President – Sales and Customer Development	2010	$348,000	$0	$493,800	$12,508	$0	$65	$311,887	$1,166,260
	2009	$350,292	$0	$782,883	$12,656	$250,000	$1	$544,538	$1,940,370

Jeffrey M. Stamps, R.Ph Executive Vice President and President – LTC Operations	2010	$427,962	$236,000	$1,266,833	$0	$0	$55	$121,583	$2,052,433
	2009	$410,308	$0	$980,367	$0	$287,721	$3,183	$62,001	$1,743,580
	2008	$395,211	$652,050	$341,342	$110,622	$0	$424	$33,568	$1,533,217

James D. Shelton(5) Former Interim President and Chief Operating Officer	2010	$416,665	$0	$868,883	$0	$0	$82	$0	$1,285,630

Joel F. Gemunder(6) Former President and Chief Executive Officer	2010	$1,052,917	$0	$9,744	$33,344	$0	$14,589,093	$17,148,485	$32,833,583
	2009	$1,856,458	$0	$9,414,080	$73,670	$2,169,325	$11,145,392	$575,120	$25,234,045
	2008	$1,816,667	$5,125,000	$4,259,729	$1,751,841	$0	$10,126,682	$757,517	$23,837,436
Patrick E. Keefe(7) Former Executive Vice President and Chief Operating Officer	2010	$390,594 (8)	$0	$3,134,586	$0	$0	$1,500,637	$93,951	$5,119,768
	2009	$576,479	$0	$1,403,547	$0	$538,906	$3,366,198	$108,042	$5,993,172
	2008	$548,333	$1,272,188	$757,768	$314,647	$0	$1,306,050	$58,415	$4,257,401
Cheryl D. Hodges(9) Former Senior Vice President and Secretary	2010	$252,146	$0	$0	$6,659	$0	$231,764	$2,278,149	$2,768,718
	2009	$444,573	$0	$980,367	$14,694	$311,698	$3,062,446	$61,420	$4,875,198
	2008	$434,167	$647,522	$646,665	$253,855	$0	$802,633	$38,351	$2,823,193

(1)	John G. Figueroa, the Company’s Chief Executive Officer, was appointed effective January 1, 2011 and therefore is not included in this table.

(2)	The Company’s methodology with respect to annual incentives for 2010 is discussed in more detail in the section of this Proxy Statement captioned “Compensation Discussion and Analysis.”

(3)
On December 16, 2009, the SEC adopted amendments to the proxy disclosure rules that, in relevant part, require disclosure of the aggregate grant date fair value of stock awards and option awards granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” rather than the dollar amount recognized for financial statement purposes for the fiscal year, as previously required. As required by this rule, this table includes the aggregate grant date fair value of option awards or stock awards, as applicable, in 2010, as well as awards in prior periods adjusted for this new rule. Note 11 to the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, describes the assumptions used to determine the grant date fair value for overall Company options.  For 2010, options for Mr. Workman, Ms. Kinerk, Mr. Gemunder and Ms. Hodges reflect their participation in the Omnicare StockPlus Plan.  Mr. Workman’s 2009 grant included 122,449 shares of restricted stock as a "buy out award" to replace the value forfeited at his previous employer.

(4)
The amounts reported in this column are comprised of changes between December 31, 2009 and December 31, 2010 in the actuarial present value of the accumulated pension benefits of each of the executives in the General Pension Plan and the Non-Qualified Pension Plan, if applicable, to such executive.  Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described in the section of this Proxy Statement captioned “Pension Benefits,” and will vary based on an executive’s compensation and years of credited service to the Company under the plan.  The executives have varying levels of credited service under the plans, up to 46 years, as set forth in detail in the section of this Proxy Statement captioned “Pension Benefits.”  Changes in the actuarial present value of the accumulated pension benefits in the General Pension Plan and the Non-Qualified Pension Plan are determined using assumptions, including the applicable discount rate and other actuarial assumptions, included in footnote 11 of the Company’s audited financial statement for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2011.  The amounts include above-market earnings with respect to accumulated dividends on restricted stock held by the executives (based upon the imputed interest rate of 7.875% or 8.75%, depending upon the date of the dividend, in excess of 120% of the applicable long-term federal rate).  The amounts of such above-market interest earned in 2010 was as follows:  Mr. Workman, $296; Mr. Finn, $77; Ms. Kinerk, $65; Mr. Stamps $55; Mr. Sheldon, $82; Mr. Gemunder, $65; and Mr. Keefe, $48.  There were no above-market earnings under the Non-Qualified Savings Plan.  The change in Pension Value includes $13,981 for Mr. Finn, $2,266,236 for Mr. Gemunder, $75,219 for Mr. Keefe and $231,764 for Ms. Hodges in interest accrued or paid through December 31, 2010 on pension payments delayed for purposes of Section 409A of the Internal Revenue Code.  On September 30, 2010 the Board terminated the Non-Qualified Pension Plan and all amounts due under such plan will be distributed in 2011 in accordance with applicable tax rules.

(5)
Mr. Shelton served as the Interim President and Chief Executive Officer of the Company from August 1, 2010 through December 31, 2010.  The compensation described is for such period.  Compensation paid to Mr. Shelton for his service as a Director from January 1, 2010 through July 31, 2010 is disclosed in the section of this Proxy Statement captioned “Governance of the Company and Board Matters—Director Compensation.”  According to such table, Mr. Shelton received $43,125 in director fees and grants of restricted stock with an aggregate grant date fair value of $148,499.  Mr. Shelton continues to be a member of the Board and serves as non-executive Chairman of the Board.

(6)	Mr. Gemunder’s employment with the Company terminated on July 31, 2010, the date he retired from his positions as the President and Chief Executive Officer of the Company and as a member of the Board.

(7)	Mr. Keefe’s employment with the Company terminated on June 29, 2010, the date he retired as Executive Vice President and Chief Operating Officer of the Company.

(8)
Includes $112,500 in consulting fees earned in 2010 under a separation and consulting agreement that Mr. Keefe entered into with the Company upon his retirement.  The separation and consulting agreement is summarized on page 44.

(9)	Ms. Hodges’ employment with the Company terminated on July 31, 2010, the date she resigned from her position as Senior Vice President and Secretary of the Company.

(10)	The following table shows the detail of “All Other Compensation” included in the Summary Compensation Table:

ALL OTHER COMPENSATION

Name	Commissions ($)(a)	Gross-Up Payments (attributable to the Split Dollar Bonus) ($)(b)	Gross-Up Payments (attributable to the Personal Use of Aircraft) ($)(c)	LTC Insurance Premiums ($)(d)	Executive Life Insurance Payment ($)(e)	Bonus for Split-Dollar Life Insurance Premiums ($)(f)	Company Contributions to Defined Contribution Plans ($)(g)	Severance ($)		Perquisites and Personal Benefits ($)		Total ($)
John L. Workman	$0	$0	$0	$0	$864	$0	$3,254	$0		$0	(n)	$4,118
Leo P. Finn III	$0	$1,031	$1,322	$4,116	$732	$1,271	$12,708	$0		$0	(n)	$21,180
Beth A. Kinerk	$304,130	$0	$0	$0	$407	$0	$7,350	$0		$0		$311,887
Jeffrey M. Stamps	$0	$1,384	$0	$2,394	$68	$1,748	$115,989	$0		$0	(n)	$121,583
James D. Shelton	$0	$0	$0	$0	$0	$0	$0	$0		$0	(n)	$0
Joel F. Gemunder	$0	$41,828	$694	$0	$40	$56,706	$100,022	$16,587,716	(h)	$361,479	(k)	$17,148,485
Patrick E. Keefe	$0	$6,471	$0	$0	$791	$8,687	$25,211	$25,211	(i)	$25,845	(l)	$93,951
Cheryl D. Hodges	$0	$3,534	$120	$0	$684	$4,356	$17,431	$2,239,299	(j)	$12,725	(m)	$2,278,149

(a)	Represents commissions paid to Ms. Kinerk in 2010 under the terms of her employment agreement and the Company’s Sales and Marketing Commission Plan.

(b)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from Company-paid bonus to pay employee portion of premiums under split-dollar life insurance agreements.

(c)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from personal use of corporate aircraft.

(d)	Represents premiums paid by the Company for the executive’s participation in the Company’s long-term care plan.

(e)	Represents premiums paid by the Company for the executive’s life insurance policy.

(f)
Represents bonus paid to the executive for payment of the cost of the executive’s portion of premiums under split-dollar life insurance agreements.  See the section of this Proxy Statement captioned “Split-Dollar Insurance Agreements.”

(g)	Represents value of Company matching contributions under the S&I Plan and Company contributions to the Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan.

(h)
Represents severance amounts paid and due to Mr. Gemunder under his employment and separation agreements and includes $192,740 in interest on payments delayed on account of Section 409A of the Internal Revenue Code and $182,692 in unused but accrued vacation.  Mr. Gemunder’s separation agreement is summarized on page 44.

(i)	Represents $26,946 in unused but accrued vacation that was paid upon Mr. Keefe’s retirement.

(j)
Represents severance amounts paid and due to Ms. Hodges under her separation agreement and includes $9,626 in interest on payments delayed on account of Section 409A of the Internal Revenue Code, $43,750 in unused but accrued vacation and $47,341 which represents the estimated value of continued bonus payments under her split-dollar life agreement.  Ms. Hodges’ separation agreement is summarized on page 45.

(k)
Perquisites provided by the Company to Mr. Gemunder in 2010 included parking services, personal use of a company car, executive bookkeeping services and $271,921 for tax and financial planning services and $54,140 for personal use of the corporate aircraft.

(l)	Perquisites provided by the Company to Mr. Keefe in 2010 included parking services and $23,960 for tax and financial planning services.

(m)	Perquisites provided by the Company to Ms. Hodges in 2010 included parking services, personal use of a company car and $10,911 for tax and financial planning services.

(n)	Indicates where the total value of all perquisites and personal benefits for the applicable executive is less than $10,000.

2010 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Stock Awards: Number of	Option Awards: Number of Securities	Exercise or Base	Closing Market Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold	Target	Maximum	Shares of Stock or Units (#)(3)	Underlying Options (#)(4)	Price of Option Awards ($/Sh)	Award on Grant Date ($)(5)	and Option Awards ($)(6)
John L. Workman	11/16/10(2)				48,603				$1,200,008
	11/4/10					88	$25.16		$690
		$126,563	$506,250	$1,265,625
Tracy Finn	11/16/10(2)				32,000				$790,080

		$60,000	$240,000	$600,000
Beth A. Kinerk	11/16/10(2)				20,000				$493,800
	2/5/10					414	$25.00	$25.26	$3,316
	5/6/10					384	$27.70		$2,994
	8/5/10 11/4/10					454416	$25.26 $25.16	$25.51	$2,937 $ 3,261
Jeffrey M. Stamps	3/25/10				13,900				$402,683	(7)
	11/16/10(2)				35,000				$864,150

		$118,750	$475,000	$1,187,500

James D. Shelton	9/17/10				40,282				$868,883

		n/a	n/a	n/a
Joel F. Gemunder	2/5/10					2,188	$25.00	$25.26	$17,526
	5/6/10					2,028	$27.70		$15,818
	5/25/10				400				$9,744

		n/a	n/a	n/a
Patrick E. Keefe	7/1/10				132,261				$3,134,586

		n/a	n/a	n/a
Cheryl D. Hodges	2/5/10					436	$25.00	$25.26	$3,492
	5/6/10					406	$27.70		$3,167
		n/a	n/a	n/a

(1)
Grants of Non-Equity Incentive Plan Awards were made under the Annual Incentive Plan.  More detail with respect to the Company’s policies underlying the Annual Incentive Plan is provided in the Compensation Discussion and Analysis on pages 13 to 23.

(2)
Grants of restricted stock were made to the executives on November 16, 2010 by the Compensation Committee.  More detail with respect to the Company’s policies underlying the long-term incentive program is provided in the Compensation Discussion and Analysis on pages 13 to 23.

(3)
Restricted stock awards granted in 2010 generally vest based upon continued employment in equal installments over 4 years except the award granted to Mr. Keefe vests ratably over 2 years and the award granted in March 2010 to Mr. Stamps vests ratably over 10 years after the date of grant.  Awards are subject to earlier vesting upon death, disability, retirement under a retirement plan of the Company at or after normal retirement age with the consent of the Compensation, Nominating and Governance Committee, a termination without “cause” following attainment of age 65 and at least 10 years of service, or any termination following a change in control of the Company.  For purposes of these Awards, “cause” is as defined in the executive’s employment agreement.  A “change of control” is defined generally as:  (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board of the Company no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period.  Notwithstanding the foregoing, the employment agreements for Mr. Gemunder, Mr. Keefe and Ms. Hodges provide that a termination without “cause” shall be treated as a retirement under the Company’s stock incentive plans that will vest outstanding equity awards.  The 400 fully vested shares granted to Mr. Gemunder on May 25, 2010 were granted for his service as a Director of Omnicare.  Mr. Workman’s employment agreement provides for full vesting of the Buy-Out award and pro-rata vesting of the Sign-On Award upon a termination without “cause” or an uncured material breach of his employment agreement.  On September 17, 2010, Mr. Shelton received 40,282 restricted stock units as Interim CEO.   These units vested upon grant.

(4)
Stock options granted in 2010 were under the StockPlus Plan which vest upon continued employment on the fourth anniversary of the date of grant.  All options vest upon death, disability, a termination other than for cause and upon a change in control.  In addition, in the event of retirement under a retirement plan of the Company at or after normal retirement age, the vesting of shares shall continue for an additional three months.  Vested stock options remain exercisable:  (i) for three months or the remaining life of the option, whichever is shorter, from termination on account of a termination without cause; (ii) for 15 months or the remaining life of the option, whichever is shorter, from termination if for retirement, death or disability; and (iii) for their remaining life upon the occurrence of a change in control of the Company that occurs while an employee is still employed.  For purposes of these stock option grants, “cause” and “change in control” are as defined above in footnote (3) for restricted stock awards.  Notwithstanding the foregoing, the employment agreements for Mr. Gemunder, Mr. Keefe and Ms. Hodges provide that a termination without cause will be treated as retirement that will vest outstanding stock options.  For 2010, the options granted to Mr. Workman, Ms. Kinerk, Mr. Gemunder and Ms. Hodges reflect their participation in the Omnicare StockPlus Plan.

(5)
Stock options are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant.  “Fair market value” is defined under the Stock and Incentive Plan to be the closing price of a share of the Company’s stock on the NYSE on the first trading date preceding the date as of which fair market value is to be determined or, in the absence of any reported sales of the Company’s stock on such date, on the first preceding date on which any such sale shall have been reported.  Where the closing market price is not indicated for a particular grant, the closing market price was equal to or less than the exercise price.

(6)
On December 16, 2009, the SEC adopted amendments to the proxy disclosure rules that, in relevant part, require disclosure of the aggregate grant date fair value of stock awards and option awards granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” rather than the dollar amount recognized for financial statement purposes for the fiscal year, as previously required. As required by this rule, this table includes the aggregate grant date fair value of option awards or stock awards, as applicable, in 2010.  Note 11 to the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, describes the assumptions used to determine the grant date fair value for overall Company options.

(7)	The award to Mr. Stamps on March 25, 2010 was a re-grant of a cancelled award that was made in November, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)		Market Value of Shares or Units of Stock that Have Not Vested ($)(8)
John L. Workman(1)		88	$25.16	11/3/2020	166,970	(7)	$4,239,368
Leo P. Finn III(2)	15,000		$19.83	11/7/2011	100,574		$$2,553,574
	20,000		$27.02	5/20/2012
	20,000		$41.62	12/30/2013
	35,000		$27.60	11/3/2014
	56,000		$54.75	11/2/2015
	25,000		$40.06	12/19/2016
	11,002	11,003	$23.75	5/11/2018
Beth A. Kinerk(3)	22,500		$40.06	12/19/2016	70,875		$1,799,516
	9,780	9,780	$23.75	5/11/2018
		228	$29.10	2/8/2019
		408	$26.56	5/6/2019
		454	$23.75	8/3/2019
		456	$21.83	11/5/2019
		414	$25.00	2/4/2020
		384	$27.70	5/5/2020
		454	$25.26	8/4/2020
		416	$25.16	11/3/2020
Jeffrey M. Stamps(4)	7,500		$19.83	11/7/2011	92,038		$2,336,845
	7,500		$27.02	5/20/2012
	18,248		$41.62	12/30/2013
	12,236		$54.75	11/2/2015
	25,000		$40.06	12/19/2016
	12,225	12,225	$23.75	5/11/2018
Joel F. Gemunder(5)	1,366		$21.11	2/9/2011
	1,372		$20.97	5/10/2011
	1,174		$23.98	8/10/2011
	1,454		$19.74	10/31/2011
	390,000		$19.83	10/31/2011
	1,362		$20.75	10/31/2011
	1,238		$27.80	10/31/2011
	550,000		$27.02	10/31/2011
	1,568		$21.98	10/31/2011
	1,514		$22.08	10/31/2011
	1,374		$25.06	10/31/2011
	1,312		$26.17	10/31/2011
	1,032		$33.48	10/31/2011
	1,136		$36.90	10/31/2011
	275,000		$41.62	10/31/2011
	990		$42.68	10/31/2011
	1,032		$40.33	10/31/2011
	1,568		$26.78	10/31/2011
	460,000		$27.60	7/31/2013
	1,460		$28.05	10/31/2011
	1,338		$30.79	10/31/2011
	1,206		$34.60	10/31/2011

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(8)
	930	$49.95	10/31/2011
	420,000	$54.75	7/31/2013
	876	$55.00	10/31/2011
	926	$52.25	10/31/2011
	834	$57.51	10/31/2011
	1,042	$46.10	10/31/2011
	1,254	$38.28	10/31/2011
	295,000	$40.06	7/31/2013
	1,182	$40.60	10/31/2011
	1,414	$33.97	10/31/2011
	1,404	$34.20	10/31/2011
	2,054	$25.32	10/31/2011
	2,384	$22.64	10/31/2011
	2,596	$20.87	10/31/2011
	222,629	$23.75	7/31/2013
	1,798	$30.54	10/31/2011
	2,074	$25.96	10/31/2011
	1,958	$29.10	10/31/2011
	2,146	$26.56	10/31/2011
	2,418	$23.75	10/31/2011
	2,388	$21.83	10/31/2011
	2,188	$25.00	10/31/2011
	2,028	$27.70	10/31/2011
Patrick E. Keefe(5)	26,250	$19.83	9/28/2011	132,261	$3,358,107
	120,000	$27.02	9/28/2011
	50,000	$41.62	9/28/2011
	70,000	$27.60	6/28/2013
	59,500	$54.75	6/28/2013
	32,250	$40.06	6/28/2013
	20,782	$23.75	6/28/2013
Cheryl D. Hodges(5)	312	$21.11	2/9/2011
	300	$20.97	5/10/2011
	258	$23.98	8/10/2011
	318	$19.74	10/31/2011
	61,670	$19.83	10/31/2011
	300	$20.75	10/31/2011
	254	$27.80	10/31/2011
	100,000	$27.02	10/31/2011
	326	$21.98	10/31/2011
	312	$22.08	10/31/2011
	284	$25.06	10/31/2011
	270	$26.17	10/31/2011
	214	$33.48	10/31/2011
	222	$36.90	10/31/2011
	50,000	$41.62	10/31/2011
	194	$42.68	10/31/2011
	204	$40.33	10/31/2011
	308	$26.78	10/31/2011
	84,000	$27.60	7/31/2013
	286	$28.05	10/31/2011
	264	$30.79	10/31/2011
	236	$34.60	10/31/2011

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(8)
184	$49.95	10/31/2011
65,800	$54.75	7/31/2013
172	$55.00	10/31/2011
184	$52.25	10/31/2011
166	$57.51	10/31/2011
206	$46.10	10/31/2011
248	$38.28	10/31/2011
42,000	$40.06	7/31/2013
234	$40.60	10/31/2011
280	$33.97	10/31/2011
278	$34.20	10/31/2011
408	$25.32	10/31/2011
476	$22.64	10/31/2011
516	$20.87	10/31/2011
31,785	$23.75	7/31/2013
358	$30.54	10/31/2011
412	$25.96	10/31/2011
392	$29.10	10/31/2011
428	$26.56	10/31/2011
492	$23.75	10/31/2011
466	$21.83	10/31/2011
436	$25.00	10/31/2011
406	$27.70	10/31/2011

(1)	The stock options in the Outstanding Equity Table were granted to Mr. Workman on 11/04/10 and vest 4 years after date of grant.

(2)	The stock options in the Outstanding Equity Table granted to Mr. Finn have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
11/7/2001	Stock options vest ratably over 4 years after date of grant
5/20/2002	Stock options vest ratably over 4 years after date of grant
12/30/2003	Stock options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
11/4/2004	Stock options vest and are exercisable in full on 06/01/05
11/3/2005	Stock options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
12/20/2006	Stock options vest ratably over 4 years after date of grant
5/12/2008	Stock options vest ratably over 4 years after date of grant

(3)	The stock options in the Outstanding Equity Table granted to Ms. Kinerk have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
12/20/06	Stock options vest ratably over 4 years after date of grant
05/12/08	Stock options vest ratably over 4 years after date of grant
02/09/09	Stock options vest 4 years after date of grant
05/07/09	Stock options vest 4 years after date of grant
08/04/09	Stock options vest 4 years after date of grant
11/06/09	Stock options vest 4 years after date of grant
2/5/2010	Stock options vest 4 years after date of grant
5/6/2010	Stock options vest 4 years after date of grant
8/5/2010	Stock options vest 4 years after date of grant
11/4/2010	Stock options vest 4 years after date of grant

(4)	The stock options in the Outstanding Equity Table granted to Mr. Stamps have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
11/7/2001	Stock options vest ratably over 4 years after date of grant
5/20/2002	Stock options vest ratably over 4 years after date of grant
12/30/2003	Stock options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
11/3/2005	Stock options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
12/20/2006	Stock options vest ratably over 4 years after date of grant
5/12/2008	Stock options vest ratably over 4 years after date of grant

(5)	The stock options in the Outstanding Equity Table granted to Mr. Gemunder, Mr. Keefe and Ms. Hodges are all fully vested.

(6)	The executives’ restricted stock awards have the date of grant and the vesting schedule as set forth below:

Date of Grant	Vesting Schedule
03/11/04	5% first 2 years, 15% next 2 years, 20% final 3 years (Messrs. Finn and Stamps only)
11/04/04	5% first 2 years, 15% next 2 years, 20% final 3 years (Messrs. Finn and Stamps only)
03/24/05	Ratably over 10 years (Messrs. Finn and Stamps only)
11/03/05	Ratably over 10 years (Messrs. Finn and Stamps only)
03/23/06	Ratably over 10 years (Messrs. Finn and Stamps only)
08/10/06	Ratably over 10 years (Ms. Kinerk only)
03/22/07	Ratably over 10 years (Messrs. Finn and Stamps and Ms. Kinerk only)
05/12/08	Ratably over 10 years (Messrs. Finn and Stamps and Ms. Kinerk only)
11/20/09	Ratably over 10 years (Messrs. Finn and Stamps and Ms. Kinerk only. Mr. Finn’s award has performance vesting and time vesting)
03/25/10	Ratably over 10 years (Mr. Stamps only)
07/01/10	Ratably over 2 years (Mr. Keefe only)
11/16/10	Ratably over 4 years

(7)
On November 18, 2009, Mr. Workman received 40,816 shares of restricted stock that vest in equal installments over 10 years and 122,449 shares of restricted stock that vest in equal installments over three years.

(8)	Represents the fair market value on December 31, 2010.

OPTIONS EXERCISED AND RESTRICTED STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)
John L. Workman	0	$0	44,898	$1,092,817
Leo P. Finn III	0	$0	12,298	$324,803
Beth A. Kinerk	0	$0	6,136	$150,754
Jeffrey M. Stamps	0	$0	11,788	$311,602
Joel F. Gemunder	328,430	$3,323,260	892,768	$22,587,286
Patrick E. Keefe	0	$0	25,236	$706,037
Cheryl D. Hodges	0	$0	133,150	$3,351,033

PENSION BENEFITS

The Company maintains the General Pension Plan, a tax-qualified, defined benefit plan that provides a retirement benefit for service prior to 1994.  The General Pension Plan was frozen in 1994 and no further pension benefits accrued thereafter.  In addition, the Company established the Non-Qualified Pension Plan which provided for a retirement benefit relating to the General Pension Plan.  The purpose of the Non-Qualified Pension Plan was generally to compensate individuals for the freeze of benefits under the General Pension Plan and the loss of benefits that occurred due to certain limits that are required by the Internal Revenue Code.  On September 30, 2010, the Board terminated the Non-Qualified Pension Plan.  These plans are described in more detail below.

In 2010, Messrs. Finn, Gemunder and Keefe and Ms. Hodges participated in both the General Pension Plan and the Non-Qualified Pension Plan.  Messrs. Shelton, Workman, Stamps and Ms. Kinerk did not participate in either plan in 2010.

The following table shows benefits that executives are entitled to under the General Pension Plan and the Non-Qualified Pension Plan:

Name	Plan Name(1)	Number of Years Credited Service (#)(5)	Present Value of Accumulated Benefit ($)(1)(9)	Payments During Last Fiscal Year ($)
Leo P. Finn III	General Pension Plan	9	$64,958	$0
	Non-Qualified Pension Plan	26	$1,998,665	$0
Joel F. Gemunder(2)	General Pension Plan	24	$1,510	$0
	Non-Qualified Pension Plan	46	$101,889,528	$39,582,201	(6)
Patrick E. Keefe(3)	General Pension Plan	0	$3,892	$0
	Non-Qualified Pension Plan	29	$15,884,620	$15,884,620	(7)
Cheryl D. Hodges(4)	General Pension Plan	14	$164,086	$0
	Non-Qualified Pension Plan	31	$8,952,138	$2,580,090	(8)

(1)	Benefits under the Non-Qualified Pension Plan are paid in a lump sum. The normal form of benefit under the General Pension Plan is a life annuity with 120 monthly payments guaranteed.

(2)
Mr. Gemunder retired from the Company effective as of July 31, 2010 and was eligible for normal retirement under the General Pension Plan and the Non-Qualified Pension Plan.  The normal retirement benefit is described below under “The General Pension Plan.”

(3)
Mr. Keefe retired from the Company effective as of June 29, 2010 and was eligible for normal retirement under the General Pension Plan and the Non-Qualified Pension Plan.  The normal retirement benefit is described below under “The General Pension Plan.”

(4)
Ms. Hodges resigned from the Company effective as of July 31, 2010.  Ms. Hodges was eligible for early retirement under the General Pension Plan.  The early retirement benefit is described below under “The General Pension Plan.”

(5)	The number of years of credited service in this table is rounded up or down to the nearest whole number. Mr. Keefe’s period of service under the General Pension Plan was 0.167 years.

(6)
This amount represents the payment to Mr. Gemunder on August 16, 2010.  In addition, Mr. Gemunder received a payment of $60,041,091 on February 1, 2011 representing his remaining interest in the Plan.  In addition, Mr. Gemunder received of payment of $2,735,705 on February 1, 2011 representing interest earned on the portion of his distribution that was delayed to comply with Section 409A of the Internal Revenue Code.

(7)
This amount represents two payments to Mr. Keefe of $4,770,497 on August 16, 2010 and $11,038,904 on December 29, 2010 representing his total interest in the Plan.  It also includes $75,219 in interest paid to Mr. Keefe on the portion of his distribution that was delayed to comply with Section 409A of the Internal Revenue Code.

(8)
This amount represents the payment to Ms. Hodges on August 16, 2010.  In addition, Ms. Hodges received a payment of $6,140,284 on February 1, 2011 representing her remaining interest in the Plan.  In addition, Ms. Hodges received of payment of $279,775 on February 1, 2011 representing interest earned on the portion of her distribution that was delayed to comply with Section 409A of the Internal Revenue Code.

(9)
Present Value of Accumulated Benefit for each executive under the plans does not take into account whether the executive is vested under the terms of the applicable plan.  All amounts are vested under the Non-Qualified Pension Plan and the General Pension Plan.  The actuarial present value of the accumulated pension benefits in the General Pension Plan and the Non-Qualified Pension Plan are determined using assumptions, including the applicable discount rate and other actuarial assumptions, described in footnote 13 of the Company’s audited financial statement for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2011.  Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described in the section of this Proxy Statement captioned “Pension Benefits,” and will vary based on an executive’s compensation and years of credited service to the Company under the plans.  Lump sum payments under the Non-Qualified Pension Plan described in “Potential Payments on Change in Control” are based upon plan assumptions used for determining lump sum payments upon a termination of employment and therefore differ from amounts set forth in this table.  Present Value of Accumulated Benefits includes $13,981 for Mr. Finn, $2,266,236 for Mr. Gemunder, $75,219 for Mr. Keefe and $231,764 for Ms. Hodges which represents interest accrued trough December 31, 2010 for delayed payments necessary to comply with Section 409A of the Internal Revenue Code.

 The General Pension Plan

The General Pension Plan provides defined benefits for service prior to 1994, at which time the General Pension Plan was frozen and no further pension benefits accrued thereafter.  The General Pension Plan was designed to provide then eligible employees prior to 1994 with replacement income during retirement.  The frozen benefits are based on average compensation and years of service, both as of December 31, 1993.  Benefits are paid as a monthly pension.  The Internal Revenue Code limits the amount of pension benefits that are permitted to be paid from a federal income tax-qualified plan such as the General Pension Plan.

The monthly normal retirement benefit for executives at age 65 is equal to the lesser of (i) 1.5% of his or her average compensation as of December 31, 1993 multiplied by his or her years of credited service as of December 31, 1993 and (ii) 50% of his or her average compensation, in each case, reduced by the executive’s primary social security benefit.  The average compensation benefit component of the benefit is the average of the sum of the compensation received by the executive during the highest paid 60 consecutive months of his or her service during his or her last 120 months of service prior to retirement or other termination of employment.  Cash bonuses and, effective after 1991, the value of stock awards vesting through the year are considered when determining average compensation.  Benefits commenced prior to attaining age 65 are subject to reduction.  Pension benefits under the General Pension Plan are paid monthly in all cases, other than benefits having a present value of $5,000 or less.

A participant in the General Pension Plan can retire at age 55 with five years of service and receive an immediate pension.  The amount of the early retirement pension is the lesser of the amount determined under (A) or (B) where (A) and (B) are determined as follows (and in each case is reduced by the actuarial equivalent of his or her accrued benefit, if any, under the pension plan that terminated on October 31,1985):  (A) (i) 1.5% of his or her average compensation multiplied by his or her years of credited service, reduced by 1/6 of 1% for each month by which his or her age on the date his or her pension begins (“attained age”) is less than 62, (ii) reduced by his or her primary social security benefit, less 1/3 of 1% for each month by which his or her attained age is less than 65 or (B) (i) 50% of his or her average compensation reduced by 1/6 of 1% for each month by which his or her attained age is less than 62, (ii) reduced by his or her primary social security benefit less 1/3 of 1% for each month by which his or her attained age is less than age 65.

The “Present Value of the Accumulated Benefit” under the General Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

 Non-Qualified Pension Plan

Termination of Non-Qualified Pension Plan.  On September 30, 2010, the Board terminated the Non-Qualified Pension Plan and all amounts due to Mr. Finn under such plan will be distributed in 2011 in accordance with the terms of such plan.

General Description of the Non-Qualified Pension Plan.  The amount payable under the Non-Qualified Pension Plan is equal to the difference between the benefit the executive actually receives under the General Pension Plan (including the portion of the benefit accrued for service under the prior pension plan that terminated in 1985) and the benefit that the executive would have received under the General Pension Plan had the General Pension Plan not been discontinued at the end of 1993.  Such amount is calculated without (i) a limitation on service in calculating benefits, (ii) regard to the 50% of average compensation limit on benefits under the General Pension Plan or (iii) application of Internal Revenue Code limitations.  The Compensation, Nominating and Governance Committee may provide on a case-by-case basis that the lump sum present value of benefits payable to any participant holding a position of senior vice president or higher who is covered by the plan shall increase by an amount that is not less than an amount specified by the Compensation Committee for each year of service that the participant renders after attaining age 65.  In addition, the Board has the discretion in determining the benefits under the Non-Qualified Pension Plan to grant additional years of service for services performed for related entities.

Form of Payment Under the Non-Qualified Pension Plan.  Benefits under the Non-Qualified Pension Plan are paid in the form of an actuarially determined lump sum distribution as soon as administratively feasible after the executive’s termination of employment.  Benefits under the Non-Qualified Pension Plan are at all times 100% vested.

Assumptions Used to Calculate Lump Sum Value of Benefits under the Non-Qualified Pension Plan.  Actuarial assumptions used to calculate the present value of an executive’s benefit under the Non-Qualified Pension Plan are set forth in the General Pension Plan for determining actuarial equivalence under the General Pension Plan.  The “Present Value of the Accumulated Benefit” under the Non-Qualified Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains the S&I Plan, a tax-qualified, defined contribution plan in which all the executives participate.  In addition, since the Internal Revenue Code limits the amount of benefits that are permitted to be paid from a federal income tax-qualified plan such as the S&I Plan, in order to provide competitive overall retirement benefits and retention incentives to its executive officers, the Company offers the Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan to certain of its executives.  These are non-qualified deferred compensation arrangements, the assets of which are held in rabbi trusts.  These plans are described in more detail below.

In 2010, Messrs. Finn, Gemunder and Keefe and Ms. Hodges participated in the Non-Qualified Savings Plan.  Mr. Workman and Mr. Stamps participate in the Rabbi Trust Deferred Compensation Plan.  Mr. Shelton and Ms. Kinerk did not participate in either plan during 2010.

The following table shows benefits that executives are entitled to under the Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Leo P. Finn III	$0	$5,358	$1,379	$0	$28,208
Jeffrey M. Stamps	$0	$109,864	$15,513	$0	$477,485
Joel F. Gemunder	$0	$92,672	$281,492	$4,067,759	$565,816
Patrick E. Keefe	$0	$17,861	$48,260	$808,326	$0
Cheryl D. Hodges	$0	$10,081	$28,185	$373,678	$93,816

(1)
Contributions with respect to Mr. Stamps relate to contributions under the Rabbi Trust Deferred Compensation Plan.  Contributions with respect to Mr. Finn, Mr. Gemunder, Mr. Keefe and Ms. Hodges relate to the Non-Qualified Savings Plan.  With respect to the Rabbi Trust Deferred Compensation Plan, Company contributions are credited to the plan on January 1 of each year.  The table above provides for the Company contribution credited to the applicable executive on January 1, 2010 based upon such executive’s compensation for 2009.  Mr. Workman did not receive his first contribution under the Rabbi Trust Deferred Compensation Plan until 2011 and therefore it is not included in this table.

(2)
Earnings under the Non-Qualified Savings Plan are based solely upon the return on shares of Common Stock.  Return on shares of Common Stock was determined by the unrealized rate of return on all stock held in the plan, adding in the dollar value of any dividend reinvestment.  Earnings under the Rabbi Trust Deferred Compensation Plan are based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the Rabbi Trust Deferred Compensation Plan.  With respect to the Rabbi Trust Deferred Compensation Plan, earnings are credited to the plan on January 1 of each year, based upon the investment earnings or losses of the funds invested in the rabbi trust during the previous year.  The table above provides investment earnings or losses credited to the applicable executive on January 1, 2010 based upon investment earnings or losses for 2009.

(3)
Mr. Gemunder retired from the Company effective as of July 31, 2010.  Mr. Gemunder’s benefit under the Non-Qualified Savings Plan was distributed in two payments of $4,067,759 on September 2, 2010 and $578,352 on February 1, 2011.  Mr. Keefe retired from the Company effective as of June 29, 2010.  Mr. Keefe’s benefit under the Non-Qualified Savings Plan was distributed in two payments of $655,784 on September 2, 2010 and $152,542 on December 29, 2010.  Ms. Hodges resigned from the Company effective as of July 31, 2010.  Ms. Hodges’ benefit under the Non-Qualified Savings Plan was distributed in two payments of $373,678 on September 2, 2010 and $95,895 on February 1, 2011.

(4)	Aggregate Balance at Last FYE is the aggregate balance for each such executive under the plans, whether or not such amount is vested under the terms of the applicable plan.

 Non-Qualified Savings Plan

The purpose of the Non-Qualified Savings Plan is to compensate for the loss of contributions under the S&I Plan and, prior to 1999, the Employee Stock Ownership Plan (the “ESOP”) that occurs due to such limits imposed by the Internal Revenue Code.  Vested benefits under the Non-Qualified Savings Plan are paid in a lump sum upon the executive’s termination of employment.  Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years.  Amounts vest on a yearly contribution basis, with each year’s contributions vesting separately over the five years following each such contribution.  In addition, all benefits shall become fully vested and non-forfeitable upon the occurrence of one of the following events:  (i) the date the participant attains age 65; (ii) the participant’s death; (iii) the participant’s permanent disability; (iv) a change in control; (v) involuntary termination of the participant’s employment with the Company without cause; or (vi) approval within the sole discretion of the Compensation, Nominating and Governance Committee.  Except in the event of a change in control, an executive does not have the authority to direct investment of his or her separate account.  The amount credited each year to an executive’s account under the Non-Qualified Savings Plan is equal to the difference between the aggregate employer contribution the executive actually receives for the year under the S&I Plan and, prior to 1999, the ESOP and the aggregate employer contribution that the executive would have received under these plans except for the limitations imposed by the Internal Revenue Code.  For purposes of the Non-Qualified Savings Plan, a “change in control” is generally defined as (i) any person becoming a beneficial owner, directly or indirectly, of securities representing 15% or more of the combined voting power of the Company, (ii) a merger or consolidation in which the stockholders of the Company immediately prior to the effective date of such transaction own less than 50% of the voting power in the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or a complete liquidation or dissolution of the Company or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board ceasing for any reason to constitute at least a majority of the Board.

The “Aggregate Balance at Last FYE” under the Non-Qualified Savings Plan for each executive is reflected in the Non-Qualified Deferred Compensation Table above.

 Omnicare, Inc. Rabbi Trust Deferred Compensation Plan

The Rabbi Trust Deferred Compensation Plan generally provides that for each plan year (1) an amount of earnings based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the plan, plus (2) 8% of the participant’s total cash compensation received from the Company in the preceding calendar year, will be credited to a participant’s account balance under the plan.  Compensation for Mr. Workman is defined as base salary plus any bonus, whether such bonus is payable in cash or shares of Common Stock (be it vested or restricted unvested stock).  Compensation for Mr. Stamps is defined as total cash compensation, including cash bonuses and vested Company restricted stock award income received by Mr. Stamps, plus payments received by him as, or in lieu of, dividends on Company restricted stock.  Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years.  At age 65 (or age 55 with five or more years of service with the Company), participants become 100% vested in all amounts credited to such participant’s accounts.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company’s active named executive officers are due certain payments and benefits upon termination of employment or a change in control.  These benefits are summarized below as of December 31, 2010, assuming December 31, 2010 as the date of termination of employment and/or the date of a change in control.

The intrinsic value of acceleration of stock options is based upon the difference between $25.39 per share with respect to each share underlying such stock option, the fair market value of shares of Common Stock on December 31, 2010, and the exercise price of each such stock option.  The intrinsic value of acceleration of restricted stock is based upon $25.39 per share with respect to each share underlying such award, the fair market value of shares of Common Stock on December 31, 2010.  The discussion below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Termination for any Reason

In the event of a termination of employment for any reason, Mr. Stamps would receive a lump sum payment of their respective vested benefit under the Rabbi Trust Deferred Compensation Plan of $333,259.  In the event of a termination of employment for any reason, Mr. Finn would receive a lump sum payment of their respective vested benefit under the Non-Qualified Savings Plan of $28,208.

Under their split-dollar life insurance arrangements, each of Mr. Finn and Mr. Stamps would be entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until the later of age 65 or their termination of employment.  The estimated value of such entitlement to continued bonus and gross-up payments under split-dollar life insurance arrangements (assuming premium payments remain the same and assuming the executive terminates employment at age 65) would be as follows:  Mr. Finn, $27,629; and Mr. Stamps, $43,851.  These executives may be due additional benefits upon a change in control, as discussed below.

In the event of a termination of employment for any reason, Mr. Finn would be eligible for a monthly annuity under the General Pension Plan.  The present value of the benefits for Mr. Finn under the General Pension Plan as of December 31, 2010 is shown in the Pension Benefits Table.

Mr. Finn is fully vested under the Non-Qualified Pension Plan and since such plan was terminated on September 30, 2010 the amount due to him under such plan and the timing of such payment is not affected by his termination of employment or a change in control.   The present value of the benefits for Mr. Finn under the Non-Qualified Pension Plan as of December 31, 2010 is shown in the Pension Benefits Table.

Except with respect to specific plans addressed both in this section and again below, the amounts described in this section, “Termination for any Reason,” are in addition to any amounts payable in the event of “Death/Disability,” “Retirement,” “Termination Without Cause” and “Change in Control” as described below.  Any payments or benefits that are set forth below in the same amount under more than one of the headings “Death/Disability,” “Retirement,” “Termination Without Cause” and “Change in Control” would be paid to an executive only once in connection with any such termination of employment or change of control event.

Death/Disability

In the event that any of Mr. Workman, Mr. Finn, Mr. Stamps or Ms. Kinerk has a termination of employment due to his or her death or disability, such individual would be entitled to full vesting of such individual’s outstanding unvested restricted stock and stock options and such individual (or their beneficiaries) would have 15 months after his or her death or disability to exercise all outstanding stock options (or until the end of the original terms of the stock option, if earlier).  In the event that Mr. Keefe’s service as a consultant terminates due to his death or disability, he would be entitled to full vesting of his outstanding unvested restricted stock.  The intrinsic value of the acceleration of vesting of stock options would be as follows:  Mr. Workman, $20; Mr. Finn, $18,045; Ms. Kinerk, $18,723; and Mr. Stamps, $20,049.  The intrinsic value of the acceleration of vesting of restricted stock would be as follows:  Mr. Workman, $4,239,368; Mr. Finn, $2,553,574; Ms Kinerk, $1,799,516; Mr. Stamps, $2,336,845; and Mr. Keefe, $3,358,107.

In the event that any of Messrs. Workman, Finn or Stamps has a termination of employment due to his disability, such individual would be entitled to cash in an amount as follows:  Mr. Workman, $168,750; Mr. Finn, $80,000; and Mr. Stamps, $118,750 (with such amounts to be reduced by any disability payments such individual receives from the Company).

In the event that Mr. Finn has a termination of employment on account of his death or disability, he would become vested in an additional $17,062 under the Non-Qualified Savings Plan and be entitled to a total payment of $28,208.

Under Mr. Finn’s and Mr. Stamps’ split-dollar life insurance arrangements, the beneficiaries of each of Mr. Finn and Mr. Stamps would be entitled to a net death benefit upon such executive’s death as follows:  Mr. Finn, $359,841; and Mr. Stamps, $711,894.

Termination Without Cause

In the event that any of Mr. Workman, Mr. Finn, Mr. Stamps or Ms. Kinerk has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to full vesting of outstanding stock options and Mr. Workman and Mr. Stamps would be entitled upon such a termination to full vesting of their outstanding restricted stock (other than Mr. Workman’s sign-on award which vests on a pro-rata basis).  In the event that Mr. Keefe’s service as a consultant is terminated without cause (as defined in his stock award), he would be entitled to full vesting of his outstanding restricted stock. The intrinsic value of the acceleration of vesting of stock options would be as follows:  Mr. Workman, $20; Mr. Finn, $18,045; Ms. Kinerk, $18,723 and Mr. Stamps $20,049.  The intrinsic value of the acceleration of vesting of restricted stock would be as follows:  Mr. Workman, $4,239,368; Mr. Stamps, $2,336,845; and Mr. Keefe, $3,358,107.

In the event that any of Messrs. Workman, Finn or Stamps or Ms. Kinerk has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to cash severance with a value as follows:  Mr. Workman, $1,518,750; Mr. Finn, $453,334; Mr. Stamps, $712,500; and Ms. Kinerk, $360,000.

In the event that Mr. Workman has a termination of employment that would constitute a termination without cause under his employment agreement, he would become vested in an additional $54,000 under the Rabbi Trust Deferred Compensation Plan and be entitled to a total payment of $54,000.  In the event that Mr. Stamps has a termination of employment that would constitute a termination without cause under his employment agreement, he would become vested in an additional $144,226 under the Rabbi Trust Deferred Compensation Plan and be entitled to a total payment of $477,485.

In the event that Mr. Finn has a termination of employment that would constitute a termination without cause under his employment agreement, he would become vested in an additional $17,062 under the Non-Qualified Savings Plan and be entitled to a total payment of $28,208.

Change in Control

Upon a change in control for purposes of the Stock and Incentive Plan, each of Mr. Workman, Mr. Finn, Mr. Stamps, Ms. Kinerk and Mr. Keefe would be entitled to full vesting of outstanding unvested restricted stock and stock options.  All stock options held by each such individual would remain exercisable for their full term (or until the end of the original term of the stock option, if earlier).  The intrinsic value of the acceleration of vesting of stock options would be as follows:  Mr. Workman, $20; Mr. Finn, $18,045; Ms. Kinerk, $18,723; and Mr. Stamps, $20,049.  The intrinsic value of the acceleration of vesting of restricted stock would be as follows:  Mr. Workman, $4,239,368; Mr. Finn, $2,553,574; Ms. Kinerk, $1,799,516; Mr. Stamps, $2,336,845; and Mr. Keefe, $3,358,107.

In the event of a change in control, Mr. Finn would become vested in an additional $17,062 under the Non-Qualified Savings Plan and be entitled to a total payment upon termination of employment of $28,208.

If Mr. Workman is terminated following a change in control in a termination that constitutes a termination without cause under his employment agreement, he would be entitled to cash severance in an amount of $2,868,750.  If any of Messrs. Finn or Stamps or Ms. Kinerk are terminated following a change in control in a termination that constitutes a termination without cause under his or her employment agreement, such individual will be entitled to the same payment described under the heading “Termination Without Cause” above.

Upon a change in control, each of Mr. Finn and Mr. Stamps would be entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until the latest of (i) the executive reaching age 65, (ii) the executive’s termination of employment or (iii) the end of the term of the executive’s employment agreement.  The estimated value of benefits under this arrangement (assuming premium payments stay the same) would be as follows:  Mr. Finn, $27,629; and Mr. Stamps, $43,851.

In the event that any payments or benefits to Mr. Workman or Mr. Stamps in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by such individual on an after-tax basis.  Any severance payable to Mr. Finn under his employment agreement is limited to amounts that would not constitute an excess parachute payment for purposes of Section 280G of the Internal Revenue Code.  If Mr. Workman is terminated following a change in control in a termination that constitutes a termination without cause under his employment agreement, his payments would be subject to the excise tax under Section 4999 as reducing his aggregate payments would not result in him retaining a larger amount on an after-tax basis.

EMPLOYMENT AGREEMENTS

 Mr. Workman

The Company entered into an employment agreement with Mr. Workman on October 21, 2009 and Mr. Workman commenced employment as the Company’s Executive Vice President and Chief Financial Officer on November 18, 2009 (Mr. Workman was also later appointed as the Company’s President in February 2011).  This agreement was later amended effective as of December 7, 2010.  The agreement provides that it will be automatically extended for successive one-year terms unless either party provides prior written notice of non-renewal.  Mr. Workman’s agreement provides that his base salary may be adjusted at the Company’s discretion and may be reviewed every 14 to 15 months.  Mr. Workman is entitled to participate in incentive compensation and bonus programs generally available to executives of the Company.  Mr. Workman’s minimum annual target bonus opportunity is 100% of his base salary.  He is entitled to participate in benefit programs, receive fringe benefits generally available to executives of the Company and receive contributions from the Company under the Rabbi Trust Deferred Compensation Plan.  Upon termination of Mr. Workman by the Company without “cause” or by Mr. Workman following an uncured material breach by the Company of his employment agreement, Mr. Workman is entitled to 18 months of continued base salary, a pro rata bonus for the year of termination, full vesting of unvested deferred compensation and 18 months of continued health benefits.  In addition, the restricted stock award of 122,449 shares granted upon his hiring to compensate him for amounts he would have earned from his former employer have vested in full and the next installment of the restricted stock award of 40,816 shares as a signing grant will vest on a pro rata basis.  “Cause” is defined generally under Mr. Workman’s employment agreement as: (i) fraud or willful or intentional misrepresentation in connection with the employee’s duties; (ii) the failure by the employee to substantially perform his duties; (iii) the failure by the employee to follow the lawful directives of the Chief Executive Officer and the Board; (iv) willful or intentional conduct that is detrimental to the Company’s reputation, goodwill or business operations, (v) breach or threatened breach of the restrictive covenants in the agreement; (vi) conviction of the executive for any criminal act, or (vii) a breach of the representation in the agreement that entering into the agreement will not breach an agreement with any former employer.  Upon termination of Mr. Workman within 24 months following a “change in control” by the Company without “cause” or by Mr. Workman following an uncured material breach by the Company of his employment agreement, he is entitled to a lump sum payment equal to 24 months salary plus two years of annual bonus payments, a pro rata bonus for the year of termination, full vesting of unvested deferred compensation and 24 months of continued health benefits. In addition, the restricted stock award of 40,816 shares will vest in full.  A “change of control” is defined generally as:  (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period.  Mr. Workman’s employment agreement was amended in 2010 to remove the parachute tax gross-up and to provide that in the event that any payments or benefits to Mr. Workman in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Workman on an after-tax basis.

 Ms. Kinerk

The Company entered into an employment agreement with Ms. Kinerk on August 9, 2006, which was amended and restated effective as of April 29, 2010 and amended further on February 17, 2011.  The agreement provides that it will be automatically extended for successive one-year terms unless either party provides prior written notice of non-renewal.  Ms. Kinerk’s agreement provided that, in addition to her base salary, she would be paid a percentage of the total commissions earned in each year by the sales and customer retention teams she leads in accordance with the Company’s Sales and Marketing Commission Plan.  On February 17, 2011, the agreement was amended to eliminate this commission plan for years after 2010, to provide that Ms. Kinerk will be eligible to participate in the Company’s annual bonus program and to provide that Ms. Kinerk will have the opportunity to earn an annual target bonus of at least 50% of her base salary under such plan.  Ms. Kinerk is entitled to participate in benefit programs and to receive fringe benefits generally available to similarly situated employees of the Company.  Ms. Kinerk’s agreement provides that if she is terminated without cause (as defined below), the Company will pay Ms. Kinerk any earned but unpaid base salary, any unreimbursed business expenses as of the date of termination and her then-current base salary for a period of 12 months.  “Cause” is generally defined under Ms. Kinerk’s employment agreement as:  (i) fraud or willful or intentional misrepresentation in connection with her duties; (ii) failure to substantially perform her duties; (iii) continued failure to substantially perform her duties; (iii) willful or intentional conduct that is detrimental to the Company’s reputation, goodwill or business operations; (iv) breach or threatened breach of the restrictive covenants in the agreement; or (vi) conviction for any criminal act.

 Mr. Stamps

The Company entered into an employment agreement with Mr. Stamps on June 1, 1999, which was amended on December 31, 2002, December 29, 2008, April 11, 2009 and December 7, 2010.  The agreement provides that it will be automatically extended for successive one-year terms unless either party provides prior written notice of non-renewal.  Mr. Stamps’ agreement provides that his base salary may be adjusted at the Company’s discretion and may be reviewed every 14 months.  Mr. Stamps is entitled to participate in incentive compensation and bonus programs generally available to executives of the Company.  Mr. Stamps’ minimum annual target bonus opportunity is 100% of his base salary.  He is entitled to participate in benefit programs, receive fringe benefits generally available to executives of the Company and receive contributions from the Company under the Rabbi Trust Deferred Compensation Plan.  Upon termination of Mr. Stamps by the Company without “cause,” Mr. Stamps is entitled to severance equal to his continued base salary until the end of the term of his employment agreement (but in no event less than a period of 18 months), full vesting of contributions received from the Company under the Rabbi Trust Deferred Compensation Plan and full vesting of unvested equity awards.  “Cause” is defined generally under Mr. Stamps’ employment agreement as: (i) conduct which is materially detrimental to the Company’s reputation, goodwill or business operations, (ii) gross or habitual neglect of his duties or obligations or breach of such duties, or misconduct in discharging such duties, (iii) repeated absence from his duties without the consent of the Executive Vice President of Operations of the Company, (iv) failure or refusal to comply with the policies, standards and regulations of the Company or to follow the directions of the chief executive of the Company in complying with those policies, standards and regulations, (v) breach or threatened breach of the restrictive covenants set forth in the agreement, (vi) commission of any act of fraud or dishonesty or (vii) conviction for, or entry of a plea of guilty or nolo contendere with respect to, any criminal act.  Mr. Stamps’ employment agreement was amended in 2010 to remove the parachute tax gross-up and to provide that in the event that any payments or benefits to Mr. Stamps in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Stamps on an after-tax basis.

 Mr. Finn

The Company entered into an employment agreement with Mr. Finn on August 21, 1997, which was amended on December 22, 2008.  The agreement provides that it will be automatically extended for successive three-year terms unless either party provides prior written notice of non-renewal.  Mr. Finn is entitled to participate in incentive compensation and bonus programs generally available to executives of the Company.  Upon termination of Mr. Finn by the Company without “cause,” Mr. Finn is entitled to severance equal to his continued base salary until the end of the current three-year term of his employment agreement (or 12 months, whichever is greater).  Such severance is limited to amounts that would not constitute an excess parachute payment for purposes of Section 280G of the Internal Revenue Code.  “Cause” is defined generally under Mr. Finn’s employment agreement as: (i) conduct which is detrimental to Omnicare’s reputation, goodwill or business operations, (ii) gross neglect of duties or breach of duties or any material failure to perform satisfactorily such duties, or misconduct in discharging such duties, (iii) repeated absence from his duties without the consent of the President of the Company, (iv) failure or refusal to comply with the directions of the President of the Company, or with the policies, standards and regulations of the Company, (v) commission of any act of fraud or dishonesty; (vi) conviction for, or entry of a plea of guilty or nolo contendere with respect to, any criminal act or (vii) breach or threatened breach of the restrictive covenants set forth in the agreement.

 Mr. Shelton

The Company entered into an employment agreement with Mr. Shelton on September 17, 2010 in connection with his appointment by the Board as Interim President and Chief Executive Officer of the Company effective August 1, 2010, while the Board searched for a permanent Chief Executive Officer.  The agreement terminated as of December 31, 2010.  Pursuant to his employment agreement, Mr. Shelton received a base salary at a monthly rate of $83,333, was reimbursed for his ordinary and necessary business and living expenses while employed on a temporary basis and was generally eligible to participate in the employee benefit plans of the Company.  In connection with his agreement, on September 17, 2010, the Company granted Mr. Shelton 40,282 fully vested restricted stock units under the Stock and Incentive Plan.  Payment of the restricted stock units to Mr. Shelton (and any related dividend equivalent amounts and imputed interest) will be made in shares of Common Stock within 30 days following the first to occur of (i) a change in control of the Company that constitutes a change in ownership or effective control within the meaning of Section 409A of the Internal Revenue Code, as amended, or (ii) September 17, 2013.

 Mr. Gemunder

The Company entered into an employment agreement with Mr. Gemunder on August 4, 1988.  The agreement terminated as of July 31, 2010, the date he retired from his positions as the Company’s President and Chief Executive Officer and as a member of the Board.  The Company, Omnicare Management Company, a wholly owned subsidiary of the Company, and Mr. Gemunder entered into a separation agreement, pursuant to which, in accordance with Mr. Gemunder’s employment agreement, Mr. Gemunder will receive an aggregate cash severance amount of $16,212,284.  Pursuant to Mr. Gemunder’s stock option and restricted stock agreements, the unvested portion of 2,670,019 stock options and 705,176 shares of restricted Common Stock held by Mr. Gemunder became fully vested on his retirement date.  Mr. Gemunder also received benefits and amounts due under the Company’s welfare and pension benefit plans and was paid for unused and accrued vacation time. The separation agreement contained mutual releases and non-disparagement covenants.  The amounts paid to Mr. Gemunder under the Non-Qualified Savings Plan and the Non-Qualified Pension Plan are described on pages 34, 35 and 37.

Mr. Keefe

The Company entered into an employment agreement with Mr. Keefe on March 4, 1993.  The agreement terminated as of June 29, 2010, the date he retired as Executive Vice President and Chief Operating Officer of the Company.  Mr. Keefe, the Company, Omnicare Management Company and MMD Professional Services, LLC entered into a separation and consulting agreement, pursuant to which Mr. Keefe began serving as a consultant to the Company for a period of two years commencing on July 1, 2010.  The consulting arrangement will automatically extend for one-year periods thereafter unless the Company or Mr. Keefe provides notice of termination.

Pursuant to the separation and consulting agreement, Mr. Keefe will (i) assist the Company in the transition of responsibilities previously held by Mr. Keefe as Executive Vice President and Chief Operating Officer of the Company to the person or persons who will succeed to such responsibilities within the Company and (ii) participate in certain customer relationships and operational initiatives.  As compensation for such services, Mr. Keefe receives a consulting fee of $225,000 per year, payable in equal monthly installments.  The separation and consulting agreement provides that Mr. Keefe’s existing non-competition covenant from his employment agreement will remain effective through the consulting period and extend for 24 months thereafter.  The separation and consulting agreement also contains non-solicitation and non-disclosure covenants and provides that Mr. Keefe will be reimbursed for reasonable business expenses relating to his consulting services.  The consulting period may be terminated at any time by the Company upon 60 days prior notice, and may be terminated after two years by Mr. Keefe upon 60 days prior notice.  The amounts paid to Mr. Keefe under the Non-Qualified Savings Plan and the Non-Qualified Pension Plan due to his retirement are described on pages 34, 35 and 37.

Effective as of the date of Mr. Keefe’s retirement, 132,261 shares of unvested restricted stock previously awarded to Mr. Keefe were forfeited by Mr. Keefe in accordance with their terms.  In connection with the separation and consulting agreement, the Company granted an equivalent award of 132,261 shares of restricted stock to Mr. Keefe under the Stock and Incentive Plan, which restricted stock will vest ratably over the initial two-year consulting period.

 Ms. Hodges

The Company entered into an employment agreement with Ms. Hodges on August 4, 1988.  The agreement terminated as of July 31, 2010, the date she resigned from her position as Senior Vice President and Secretary of the Company.  The Company, Omnicare Management Company and Ms. Hodges entered into a separation agreement, pursuant to which, in accordance with Ms. Hodges’ employment agreement, Ms. Hodges will receive an aggregate cash severance amount of $2,138,582.  Pursuant to Ms. Hodges’ stock option and restricted stock agreements, the unvested portion of 446,859 stock options and 111,573 shares of restricted Common Stock held by Ms. Hodges became fully vested on her resignation date.  Ms. Hodges also received benefits and amounts due under the Company’s welfare and pension benefit plans and was paid for unused and accrued vacation time.  The separation agreement also contained mutual releases and non-disparagement covenants.  The amounts paid to Ms. Hodges under the Non-Qualified Savings Plan and the Non-Qualified Pension Plan are described on pages 34, 35 and 37.  Under her split-dollar life insurance arrangement, Ms. Hodges is entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until age 65.

EQUITY AWARDS

The terms of outstanding stock options and restricted stock upon a termination of employment or a change in control are discussed in more detail in the notes to the 2010 Grants of Plan-Based Awards table on pages 28 and 29.

RETIREMENT PLANS

The Non-Qualified Pension Plan is discussed in more detail under the Pension Benefits Table on pages 34 and 35.  The Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan are discussed in more detail on pages 37 and 38.

SPLIT-DOLLAR INSURANCE AGREEMENTS

Messrs. Finn and Stamps and Ms. Hodges are parties to split-dollar life insurance agreements with the Company.  These executives receive an annual bonus each year with respect to payment of 20% of their premiums for their split-dollar life insurance policies under these arrangements.  In addition, the executives receive a tax gross-up sufficient to pay all federal, state and local income and employment taxes incurred by the executives as a result of the foregoing bonus payment.  The Company does not pay any premiums for these executives’ split-dollar life insurance policies.  The Company is obligated to make the bonus and tax gross-up payments described above until the later of the executive reaching age 65 or his or her termination of employment.  In the event of a change in control (as defined under the arrangements), the Company is required to continue making all such payments until the later of (i) the executive reaching age 65, (ii) his or her termination of employment or (iii) the termination date of the executive’s employment agreement.  Upon a change in control, the Company is required to cause a lump sum payment to be made to a rabbi trust that represents the present value of all bonus and tax gross-up payments that would be required to be made by the Company until the date the executive reaches age 65.

TRANSACTIONS WITH RELATED PERSONS

 Certain Relationships and Transactions

Joel F. Gemunder is the former President and Chief Executive Officer and a former Director of the Company.  Mr. Gemunder’s son, David A. Gemunder, is a partner in the law firm of Shutts & Bowen LLP.  In 2010, the Company paid $6,074,668 to Shutts & Bowen LLP for legal services the firm performed for the Company.

 Procedures for Approval of Related Party Transactions

The Board has adopted the Related Party Transactions Policy of the Company.  Pursuant to the Company’s Related Party Transactions Policy and the Audit and Compliance Committee Charter, the Company’s executive officers, Directors and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company without the prior consent of the Audit and Compliance Committee.  Any request for the Company to enter into a transaction with an executive officer, Director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to the Audit and Compliance Committee for review, consideration and approval.  In determining whether to approve a related party transaction, the Audit and Compliance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 Persons Beneficially Owning More than Five Percent of Outstanding Common Stock of the Company

Set forth below is the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and is based on information provided by the beneficial owner in public filings made with the SEC:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership(a)	Percent of Class(a)
BlackRock, Inc.	9,841,236(b)	8.24%
40 East 52nd Street New York, NY 10022
Iridian Asset Management LLC	7,482,603(c)	6.43%
276 Post Road West Westport, Connecticut 06880

(a)
Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of April 1, 2011.  Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person.  In calculating “Percent of Class” for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

(b)	Based on a report on Schedule 13G/A filed on February 7, 2011, BlackRock, Inc. has sole voting power with respect to 9,841,236 shares and sole dispositive power with respect to 9,841,236 shares.

(c)
Based on a report on Schedule 13G filed on January 26, 2011, Iridian Asset Management LLC has shared voting power with respect to 7,482,603 shares and shared dispositive power with respect to 7,482,603 shares.

 Common Stock Ownership by Directors and Executive Officers

The following table sets forth information as of April 1, 2011, with respect to the shares of Common Stock beneficially owned by each of the nominees and Directors, each executive officer named in the Summary Compensation Table, and all Directors and executive officers of the Company as a group.  The Stock Ownership Guidelines for the Company’s Directors and Executives are discussed in more detail on pages 12 and 21 to 22, respectively.

Individual or Group	Number of Shares and Nature of Beneficial Ownership(a)	Percent of Class(a)(b)
John Figueroa	226,467(c)
Leo P. Finn III	189,365(c)
187,503(d)
Steven J. Heyer	17,434(c)
Beth A. Kinerk	80,072(c)
37,170(d)
Andrea R. Lindell	28,926(c)
James D. Shelton	74,126(c)
Jeffrey M. Stamps	128,488(c)
88,821(d)
Amy Wallman	34,315(c)
1,872(d)
John L. Workman	204,267(c)
John T. Crotty	59,965(c)
Joel F. Gemunder(f)	1,540,043(c)	4.1%
2,668,653(d)
709,790(e)
Patrick E. Keefe(g)	222,922(c)
378,782(d)
Cheryl D. Hodges(h)	401,151(c)
445,671(d)
John H. Timoney(i)	28,944(c)
5,786(d)
All Directors, nominees and executive officers as a group (17 persons)	3,378,873(c)
	3,832,562(d)	6.6%
709,790(e)

(a)
Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to those shares or has a right to acquire the shares within 60 days of April 1, 2011.  Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person.  In calculating “Percent of Class” for a person, shares which may be acquired within such 60-day period are treated as owned by the person and as outstanding shares.

(b)	Percent of Class is not shown if less than 1%.

(c)
Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated to the account of each named person or member of the group under the Company’s Employees’ Savings and Investment Plan as of December 31, 2010 and its Employee Stock Ownership Plan as of March 31, 2011).

(d)	Shares subject to outstanding stock options exercisable within 60 days from April 1, 2010.

(e)
As of July 28, 2010, Mr. Gemunder’s 2009 Grantor Retained Annuity Trust held 391,925 shares, his 2010 Family Trust F/B/O Allison held 155,007 shares and his 2010 Family Trust F/B/O David held 155,008 shares.  Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which held 8,480 shares of Common Stock over which he holds both voting and dispositive powers.

(f)	The share ownership information provided for Mr. Gemunder is to the Company’s knowledge as of July 31, 2010, the date he retired from the Company.

(g)	The share ownership information provided for Mr. Keefe is to the Company’s knowledge as of June 29, 2010, the date he retired from the Company.

(h)	The share ownership information provided for Ms. Hodges is to the Company’s knowledge as of July 31, 2010, the date she resigned from the Company.

(i)	The share ownership information provided for Mr. Timoney is to the Company’s knowledge as of December 31, 2010, the date he retired from the Board.

PROPOSAL NO. 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives stockholders the opportunity to vote to approve or not to approve, on an advisory basis, the compensation of the Company’s named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the principles, policies and practices described in this Proxy Statement.

The Company’s executive compensation program is designed to directly link executive compensation to the financial and operating performance of the Company, attract, motivate and retain key executives, maintain a balance between the Company’s short and long range performance objectives and link a greater portion of each executive’s compensation to the Company’s financial performance as the executive assumes greater responsibilities.

Stockholders are urged to read the section of this Proxy Statement captioned “Compensation Discussion and Analysis,” which describes the Company’s executive compensation program and how the Company’s compensation design and practices reflect its compensation philosophy.

The following resolution is submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in such Proxy Statement.”

The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is necessary to approve the compensation of the Company’s named executive officers.  As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation, Nominating and Governance Committee.  However, the Compensation, Nominating and Governance Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when evaluating the Company’s compensation principles, program and practices.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:
ADVISORY VOTE ON FREQUENCY OF HOLDING ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The following proposal gives stockholders the opportunity to vote, on an advisory basis, on whether the stockholder advisory vote to approve the compensation of its named executive officers (Proposal No. 2 above) should occur every one, two or three years, as required by Section 14A of the Securities Exchange Act of 1934, as amended.  Stockholders may cast their vote by choosing one year, two years or three years or may abstain from voting on the resolution set forth below.

In considering their vote, stockholders are urged to read the section of this Proxy Statement captioned “Compensation Discussion and Analysis,” which describes the Company’s executive compensation program and how the Company’s compensation design and practices reflect its compensation philosophy.

In formulating its recommendation to hold an advisory vote on executive compensation every year, the Board considered the following:

•	an annual advisory vote on executive compensation will allow stockholders to provide the Company with regular input on the Company’s executive compensation philosophy, policies and practices; and

•	an annual advisory vote on executive compensation will provide a high level of accountability by the Company to stockholders.

The following resolution is submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, that a non-binding advisory stockholder vote to approve the compensation of the Company’s named executive officers shall occur every:

•	one year

•	two years; or

•	three years.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation, Nominating and Governance Committee.  However, the Compensation, Nominating and Governance Committee values the opinion of all of the Company’s stockholders and will consider the outcome of the vote when determining how often the Company should submit to stockholders an advisory vote to approve the compensation of its named executive officers included in the Company’s proxy statement.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the option of “one year.”

THE BOARD RECOMMENDS A VOTE “FOR” THE OPTION, ON AN ADVISORY BASIS, OF EVERY “ONE YEAR” AS THE FREQUENCY OF AN ADVISORY STOCKHOLDER VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS INCLUDED IN THE COMPANY’S PROXY STATEMENT.

LEGAL MATTERS

On April 14, 2010, a purported shareholder derivative action, entitled Manville Personal Injury Settlement Trust v. Gemunder, et al., Case No. 10-CI-01212, was filed in Kentucky State Court, Kenton Circuit, against the members of the Board and certain current and former officers of the Company, individually, purporting to assert claims for breach of fiduciary duty, unjust enrichment, gross mismanagement, and waste of corporate assets arising out of alleged violations of federal and state laws prohibiting the payment of illegal kickbacks and the submission of false claims in connection with the Medicare and Medicaid healthcare programs.  The plaintiff alleges that the Board and senior management caused the Company to violate these laws, which has resulted in over $100 million in fines and penalties paid by Omnicare and exposed the Company and certain individual defendants to potential civil and criminal liability.  The Company believes that the action is without merit and intends to continue to defend itself vigorously.

On February 13, 2006, two substantially similar shareholder derivative actions, entitled Isak v. Gemunder, et al., Case No. 06-CI-390, and Fragnoli v. Hutton, et al., Case No. 06-CI-389, were filed in Kentucky State Circuit Court, Kenton Circuit, against the members of the Board, individually, purporting to assert claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment arising out of the Company’s alleged violations of federal and state health care laws based upon the purported improper substitution of generic drugs.  The complaints seek, among other things, damages, restitution and injunctive relief.  The Isak and Fragnoli actions were later consolidated by agreement of the parties.  The Company believes that the allegations are without merit and intends to vigorously defend itself in this action.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, Directors, and beneficial owners of more than 10% of the Common Stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  The Company believes that during 2010 all such persons complied with these filing requirements, with the exception of one late Form 3 filing and one late Form 4 filing (reporting one transaction) by Mr. Nitin Sahney.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD

The Audit and Compliance Committee is comprised of four members of the Board.  The Board has affirmatively determined that each member of the Audit and Compliance Committee is an independent Director and qualified to serve as a member of the Audit and Compliance Committee under the Guidelines, including the applicable NYSE and SEC standards.  The Audit and Compliance Committee operates under a written charter adopted by the Board.

The Audit and Compliance Committee assists the Board in monitoring, among other matters:  (i) the integrity of the Company’s financial statements; (ii) the independent auditors’ qualifications, independence and performance; (iii) the performance of the Company’s internal audit function; and (iv) the Company’s compliance with legal and regulatory requirements.

The Audit and Compliance Committee has met and held discussions with management and the Company’s internal auditors and independent auditors, each of whom has unrestricted access to the Audit and Compliance Committee.  Management represented to the Audit and Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Compliance Committee has met and discussed the consolidated financial statements with management and the independent auditors.  The Audit and Compliance Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit and Compliance Committee also has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit and Compliance Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.  The Audit and Compliance Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The Report of the Audit and Compliance Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit and Compliance Committee:

    Amy Wallman, Chairperson
    John T. Crotty
    Andrea R. Lindell, Ph.D., RN
    James D. Shelton

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for 2011, subject to stockholders ratifying the appointment at the Annual Meeting.  PricewaterhouseCoopers (and its predecessor) has acted as independent auditors for the Company and its consolidated subsidiaries since 1981.

 Audit and Compliance Committee Pre-Approval Policies and Procedures

The Audit and Compliance Committee has adopted policies and procedures that require the pre-approval of all audit, audit-related, tax and other services rendered by the Company’s independent auditors.  Under the policy, an auditor services schedule is prepared at the beginning of each year that describes each type of service to be provided by the independent auditors and the projected fees for each such service.  The Audit and Compliance Committee reviews and approves in advance, as appropriate, each service listed on the auditor services schedule and the projected fees for each such service.  On a periodic basis, the independent auditors report to the Audit and Compliance Committee the actual spending for specified services compared with the approved amounts.  Projected fee amounts listed on the auditor services schedule may be updated, as appropriate in the Audit and Compliance Committee’s discretion, at each regularly scheduled meeting of the Audit and Compliance Committee.  The Audit and Compliance Committee may also pre-approve particular services on a case-by-case basis.  The policy allows the Audit and Compliance Committee to delegate pre-approval authority to one or more members of the Audit and Compliance Committee.  Any decisions made by the designated pre-approval member are reported, for informational purposes only, to the full Audit and Compliance Committee at its next meeting.

 Fees and Services of Independent Registered Public Accounting Firm

The following table summarizes fees for professional services provided to the Company by PricewaterhouseCoopers for the years ended December 31, 2010 and 2009 (in thousands):

Fees	2010	2009
Audit	$4,356	$4,146
Audit-Related	3,265	2,750
All Other	31	25
Total	$7,652	$6,921

Audit fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for the integrated audit of the consolidated financial statements and effectiveness of internal controls over financial reporting of the Company, as well as comfort letters and related debt offering procedures, statutory audits, income tax provision procedures and assistance with review of documents and financial statements filed with the SEC.

Audit-related fees for the years ended December 31, 2010 and 2009, respectively, were for assurance and related services primarily attributable to acquisition-related financial due diligence and agreed-upon procedures (for deferred payments on prior acquisitions), as well as employee benefit plan audits and consultations concerning financial accounting and reporting standards and compliance matters.

All other fees for the year ended December 31, 2010 and 2009, respectively, were permissible services performed by PricewaterhouseCoopers that do not meet the above category descriptions, including administrative security support .

 Vote on Ratification of Appointment

Although ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm of the Company for 2011 by stockholders is not required by law or the By-Laws, the appointment of PricewaterhouseCoopers will be submitted for ratification at the Annual Meeting.  The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is necessary to ratify the appointment of PricewaterhouseCoopers.  If the appointment is not ratified at the meeting, the Audit and Compliance Committee will reconsider its appointment of independent auditors.  In connection with its appointment of PricewaterhouseCoopers as independent registered public accounting firm, the Audit and Compliance Committee considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2011.

It is expected that a representative of PricewaterhouseCoopers will be present at the Annual Meeting.  Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2011.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

 Stockholder Proposal Intended for Inclusion in the 2012 Proxy Statement

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2012 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than December 22, 2011. If any stockholder who intends to propose any other matter to be acted on at the 2012 Annual Meeting of Stockholders does not inform the Company of such matter by February 23, 2012, the persons named as proxies for the 2012 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

 Stockholder Nomination of a Candidate for Election as a Director

The By-Laws, a copy of which is available upon request to the Corporate Secretary of the Company, provide that nominations for Director may only be made by the Board or a stockholder entitled to vote who sends a stockholder notice of the nomination to the Corporate Secretary that is received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders.  For a nominee of a stockholder to be eligible for election at the 2012 Annual Meeting, the stockholder’s notice of nomination must be received by the Corporate Secretary between January 24, 2012 and February 23, 2012.  This advance notice period is intended to allow the Board to have an opportunity to consider persons expected to be nominated at the 2012 Annual Meeting.

A stockholder’s notice of nomination is required to set forth the following:  (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director:  (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of capital stock of the Company that are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and between the beneficial owner and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.02(e) of the By-Laws.

 Advance Notice of Business for 2012 Annual Meeting

The By-Laws provide that no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the By-Laws about the stockholder and the proposed business) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders.  For business proposed by a stockholder to be eligible to be brought before the 2012 Annual Meeting, the stockholder’s notice of proposed business must be received by the Corporate Secretary between January 24, 2012 and February 23, 2012.

CORPORATE SECRETARY ADDRESS FOR NOTICES AND REQUESTS

All notices to, or requests of, the Corporate Secretary should be sent to Omnicare, Inc., 1600 RiverCenter II, 100 E. RiverCenter Boulevard, Covington, Kentucky 41011.

OTHER MATTERS

As of the date of this Proxy Statement, the Company did not know of any other matter which will be presented for consideration at the Annual Meeting.  However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2011

Omnicare’s 2011 Proxy Statement and form of Proxy and 2010 Annual Report are available at http://proxy.omnicare.com.

EXPENSES OF SOLICITATION

The expense of soliciting proxies in the accompanying form will be borne by the Company.  The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any.  The Company will reimburse such persons for their expenses in so doing.  In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from some stockholders, if such proxies are not promptly received.  The Company also expects to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $12,500 plus reasonable expenses.

                         By Order of the Board of Directors

                         ALEXANDER M. KAYNE
                         General Counsel and Secretary
April 22, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report to Stockholders is/are available at www.proxyvote.com .

OMNICARE, INC.
100 E. Rivercenter Boulevard
Covington, Kentucky 41011

This Proxy is Solicited by the Board of Directors for the Annual Meeting of Stockholders, May 24, 2011

The undersigned stockholder(s) hereby appoint(s) John Figueroa, John L. Workman and Alexander M. Kayne as Proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Omnicare, Inc. held of record by the undersigned as of April 1, 2011 at the Annual Meeting of Stockholders to be held on May 24, 2011, or at any postponement or adjournment thereof.

Continued and to be signed on reverse side

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OMNICARE, INC.
1600 RIVERCENTER II
100 E. RIVERCENTER BLVD.
Covington, KY 41011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote "FOR" all nominees listed.

1. Election of Directors	For	Against	Abstain
1a John Figueroa	☐	☐	☐
1b Steven J. Heyer	☐	☐	☐
1c Andrea R. Lindell	☐	☐	☐
1d James D. Shelton	☐	☐	☐
1e Amy Wallman	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal.

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote for "1 YEAR" on the following proposal.

	1 year	2 years	3 years	Abstain
3. Vote, on an advisory basis, on the frequency of an advisory stockholder vote on the compensation of the named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal.

	For	Against	Abstain
4. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐

NOTE: IF NO OTHER CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED ON PROPOSAL 1, "FOR" PROPOSALS 2 AND 4 AND FOR "1 YEAR" ON PROPOSAL 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report to Stockholders is/are available at www.proxyvote.com .

OMNICARE, INC.
100 E. Rivercenter Boulevard
Covington, Kentucky 41011

April 22, 2011
To Participants of Omnicare Retirement and Savings Plans:

We are writing to you in connection with the Annual Meeting of Stockholders of Omnicare, Inc. to be held on May 24, 2011.

Under the terms of certain Omnicare retirement and savings plans (any of such plans, a "Plan"), each participant of such Plan has the right to instruct the Trustee of such Plan on how to vote the eligible shares of Omnicare stock allocated to his or her account. Enclosed for your information is a copy of the proxy solicitation material for Omnicare's 2011 Annual Meeting of Stockholders. also attached is a form to provide the Charles Schwab trust Company, as trustee of each Plan, with confidential instructions on how to vote the eligible shares of Omnicare stock allocated to your Plan.

Upon Recipt of your the Charles Schwab Trust Company will vote the shares of Omnicare stock as instructed. Further, we wish to assure you that the Charles Schwab trust Company as well as Broadridge, Tabulator for the Trustees, have been advised that the instructions received from individual participants will not be divulged or released to any outside person, including officers or employees of Omnicare, Inc. The Charles Schwab Trust Company, however, has the right, as Trustee, to vote any shares of Omnicare stock for which voting instructions have not been received, or where shares are not vested or allocated, in the same proportion and in the same manner as shares in the other stock accounts are voted.

We look forward to seeing many of you at the Annual Meeting.

John Figueroa
Chief Executive Officer

Continued and to be signed on reverse side

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